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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PACIFICARE HEALTH SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

5995 Plaza Drive
Cypress, California 90630

April 22, 2004

DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 2004 Annual Meeting of Stockholders to be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 20, 2004, at 10:00 a.m. (local time).

Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the meeting and stockholders who attend the meeting in person will have an opportunity to ask questions. A report of our business operations will also be presented at the meeting.

We hope you can attend the meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder to vote. The vote of every stockholder is important, and we appreciate your prompt completion, signature and return of the proxy card in the enclosed envelope, which requires no postage. For your convenience, you may also vote by telephone at (800) 435-6710, or over the Internet at www.eproxy.com/phs.

Sincerely,

Howard G. Phanstiel Chairman of the Board and Chief Executive Officer	David A. Reed Lead Independent Director

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

The 2004 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc. will be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 20, 2004, at 10:00 a.m. (local time), for the following purposes:

(1)	To elect 10 directors to hold office until our next annual stockholders’ meeting,

(2)	To approve an amendment and restatement of our Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of our common stock available for issuance under the plan,

(3)	To ratify the selection of Ernst & Young LLP as our independent auditors for 2004, and

(4)	To transact such other business as may properly come before the meeting.

The Board of Directors set March 31, 2004 as the record date for the meeting. This means that holders of record of shares of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. A complete list of stockholders as of the close of business on March 31, 2004 will be available for inspection by stockholders during normal business hours from May 10 through May 20, 2004, at our principal executive offices located at 5995 Plaza Drive, Cypress, CA 90630. The list will also be available for inspection by stockholders at the meeting.

By Order of the Board of Directors,

Howard G. Phanstiel
Chairman of the Board and Chief Executive Officer

Cypress, California

April 22, 2004

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2004 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc. To ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed self-addressed, postage-paid envelope or, alternatively, fill out the proxy card by telephone by calling 1-800-435-6710, or over the Internet at www.eproxy.com/phs. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone or over the Internet.

NOTICE TO PARTICIPANTS IN THE

PACIFICARE HEALTH SYSTEMS, INC.
SAVINGS AND PROFIT-SHARING PLAN

April 22, 2004

Ladies and Gentlemen:

The 2004 Annual Meeting of Stockholders will be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 20, 2004, at 10:00 a.m. (local time). The stockholders will be asked to consider and vote on the following items of business:

(1)	To elect 10 directors to hold office until our next annual stockholders’ meeting,

(2)	To approve an amendment and restatement of our Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of our common stock available for issuance under the plan,

(3)	To ratify the selection of Ernst & Young LLP as our independent auditors for 2004, and

(4)	To transact such other business as may properly come before the meeting.

As a participant in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, or 401(k) Plan, you have certain voting rights in PacifiCare’s common stock. The proxy statement is being mailed to 401(k) Plan participants who have rights in PacifiCare’s common stock as of the close of business on March 31, 2004.

Wells Fargo Bank is the trustee of the 401(k) Plan, or the Trustee, and holds all shares of PacifiCare’s common stock allocated to the 401(k) Plan. The 401(k) Plan requires the Trustee to solicit voting instructions from you and to vote your shares of PacifiCare common stock in accordance with your instructions. Under the 401(k) Plan, you are designated as a “named fiduciary” for voting purposes and as a named fiduciary, you are entitled to instruct the Trustee as to how to vote all shares of PacifiCare common stock allocated to your 401(k) Plan account.

You should understand that by signing and returning the enclosed Voting Instruction Card, you are accepting the designation as a named fiduciary of the 401(k) Plan. Accordingly, you should exercise your voting rights prudently.

Instructions

The proxy statement provides you with the biographies of the director nominees. There will be 10 director nominees. The Board recommends a vote for all of these nominees.

The proxy statement provides you with a description of the proposal to approve an amendment and restatement of our Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of our common stock available for issuance under the plan. The Board recommends a vote to approve this proposal.

The proxy statement also provides you with a description of the proposal to ratify Ernst & Young LLP as our independent auditors for 2004. The Board also recommends a vote to approve this proposal.

The Trustee, however, makes no recommendation with respect to your voting decisions.

In your complete discretion, you may follow the recommendations of PacifiCare’s Board of Directors or you may vote differently on any or all issues.

As provided in the 401(k) Plan, your voting instructions will be kept confidential and will not be disclosed by the Trustee to any person, except as may be necessary to tabulate your voting instructions.

How the Votes are Counted

If the Trustee receives a voting instruction card from you on time, it will vote the shares of PacifiCare common stock allocated to your 401(k) Plan account as you instruct. If the Trustee does not receive a voting instruction card from you on time, the Trustee will vote the shares of PacifiCare common stock allocated to your 401(k) Plan account in accordance with the instructions of the other participants who provide timely voting instructions to the Trustee. If you sign and timely return a voting instruction card without indicating a vote, the Trustee will vote the shares of PacifiCare common stock allocated to your 401(k) Plan account in accordance with the recommendations of PacifiCare’s Board of Directors listed above.

Complete Your Voting

Mellon Investor Services has been asked to receive and tabulate your voting instructions on behalf of the Trustee. For your voting instructions to the Trustee to be effective, you must complete, sign and date the accompanying voting instruction card and return it to Mellon Investor Services in the enclosed pre-addressed envelope that requires no postage. Your voting instruction card must be received no later than the close of business on May 17, 2004. Your prompt cooperation is greatly appreciated.

Wells Fargo Bank (Trustee)

i

PROXY STATEMENT

The Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf for use at the 2004 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc., and at any adjournments or postponements of the meeting. The meeting will be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 20, 2004, at 10:00 a.m. (local time). We expect to mail this proxy statement and the accompanying proxy card beginning on or about April 22, 2004 to stockholders of record as of March 31, 2004. In this proxy statement, we refer to PacifiCare Health Systems, Inc. as “PacifiCare,” the “Company,” “we,” “us” or “our.” We also refer to this proxy statement, the proxy card and our 2003 Annual Report on Form 10-K as the “proxy materials.”

The Board is asking you to vote your shares by completing, signing and returning the proxy card. Alternatively, you may fill out the proxy card by telephone by calling 1-800-435-6700, or over the Internet at www.eproxy.com/phs. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone or over the Internet.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

What is a proxy?

It is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Howard G. Phanstiel, our Chairman and Chief Executive Officer, and David A. Reed, our Lead Independent Director, as proxies for the meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Phanstiel and Reed to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card before the meeting date just in case your plans change.

What is a proxy statement?

It is a document that the Securities and Exchange Commission, or SEC, regulations require us to give you when we ask you to sign a proxy card designating Messrs. Phanstiel and Reed as proxies to vote on your behalf.

What is in this proxy statement?

This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the annual meeting. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

What am I voting on?

We are asking you to vote on the following proposals:

•	To elect 10 directors to hold office until our next annual stockholders’ meeting,

•	To amend and restate our Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of common stock available for issuance under the plan, and

•	To ratify the selection of Ernst & Young LLP as our independent auditors for 2004.

The section appearing later entitled “Proposals to be Voted On” gives you more information on the proposals described above.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 31, 2004, or the Record Date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. Each share is entitled to one vote on each of the proposals to be voted on at the annual meeting. There were 86,012,000 shares of PacifiCare common stock outstanding on the Record Date.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

•	If your shares are registered in your name, you are a share owner of record.

•	If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can I use to vote?

You may vote by mail. You do this by completing and signing your proxy card and mailing it to Mellon Investor Services using the prepaid and addressed envelope included with this proxy statement. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	at the discretion of Messrs. Phanstiel and Reed, if a proposal comes up for a vote at the meeting that is not on the proxy card.

For your voting instructions to be effective, your proxy card must be received by Mellon Investor Services no later than the close of business on May 17, 2004.

You may vote by telephone. Instructions on how to vote by telephone are located on the proxy card included with this proxy statement. To vote by telephone, you will need to use the control number located on the proxy card. This control number is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. You may only complete your proxy card by telephone before 11:59 p.m. (Eastern Time) on May 19, 2004. Voting by telephone will not be permitted after 11:59 p.m. (Eastern Time) on Wednesday, May 19, 2004.

You may vote via the Internet. Instructions on how to submit a proxy card via the Internet are located on the proxy card included with this proxy statement. The Internet voting procedures are designed to authenticate PacifiCare stockholders by use of a control number located on the proxy card. This control number is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

In voting, please specify your choices by marking the appropriate spaces on the proxy card you will access over the Internet. You may only complete your proxy card over the Internet before 11:59 p.m. (Eastern Time) on May 19, 2004. Voting over the Internet will not be permitted after 11:59 p.m. (Eastern Time) on Wednesday, May 19, 2004.

If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges and telecommunication costs, will be your responsibility.

You may vote in person at the meeting. We will pass out written ballots to stockholders who want to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

How do I vote my 401(k) Plan shares?

You will receive a separate voting instruction card for the shares allocated to you under the PacifiCare Savings and Profit-Sharing Plan, or 401(k) Plan. By completing this voting instruction card, you will be providing voting instructions to Wells Fargo & Company, the Trustee, for the shares you hold through the 401(k) Plan.

If the Trustee does not receive voting instructions from you, the Trustee may vote the shares allocated to you under the 401(k) Plan in the same proportion as the shares voted by all other 401(k) Plan participants. If the Trustee receives a signed but not completed voting instruction card, the Trustee will vote the shares according to the recommendations of PacifiCare’s Board of Directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

You may revoke your proxy card and change your vote by:

•	signing another proxy card with a later date and returning it before the polls close at the meeting, or

•	voting in person at the meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange, or NYSE, rules to vote customers’ unvoted shares on some “routine” matters. If you do not give instructions to your broker, your broker can vote your shares with respect to routine matters. Under these rules, all of the proposals described later under “Proposals to be Voted On” other than the proposal to amend and restate our Employee Stock Purchase Plan are considered routine matters.

If you do not return a proxy card to vote your shares, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures your shares will be voted at the meeting.

How many shares must be present to hold the meeting?

To hold the annual meeting and conduct business, a majority of PacifiCare’s outstanding shares as of the Record Date must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In the vote to elect the 10 director nominees, to hold office until our next annual stockholders’ meeting, you may:

•	vote in favor of all nominees,

•	vote to withhold votes to all nominees, or

•	vote to withhold votes as to specific nominees.

The nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality.

What are my voting choices when voting on the proposal to amend and restate the Employee Stock Purchase Plan, and what vote is needed to approve this proposal?

In the vote on the proposal to amend and restate our Employee Stock Purchase Plan to increase by 1,500,000 the number of shares of our common stock available for issuance under the plan, you may:

•	vote in favor of the proposal,

•	vote against the proposal, or

•	abstain from voting on the proposal.

The proposal to amend and restate our Employee Stock Purchase Plan will be approved if holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter vote for approval.

What are my voting choices when voting on the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2004, and what vote is needed to approve this proposal?

In the vote on the ratification of the selection of Ernst & Young LLP as our independent auditors for 2004, you may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2004 will be approved if holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter vote for approval. The Audit and Ethics Committee of the Board of Directors in its discretion may appoint different independent auditors for 2004 at any time if it determines that doing so would be in the best interest of PacifiCare and its stockholders.

What happens if a nominee is unable to stand for election?

The Board may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Phanstiel and Reed can vote your shares for a substitute nominee. They cannot vote for more than 10 nominees.

How are withheld votes, abstentions and broker non-votes counted?

If you withhold your vote from any one or more of the director nominees, your shares will not be counted as casting votes for such nominees.

If you abstain from voting on the proposal to amend and restate our Employee Stock Purchase Plan, it will have the same effect as a vote “against” the proposal. Broker non-votes are not counted as voting on the proposal.

If you abstain from voting on the proposal to ratify Ernst & Young LLP as our independent auditors for 2004, it will have the same effect as a vote “against” the proposal.

What if I return my proxy without providing any voting instructions?

If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for each of the proposals described above.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ended June 30, 2004. We will file that report no later than August 9, 2004 with the Securities and Exchange Commission, or SEC. You may obtain a copy of this report by contacting our Investor Relations Hotline at (800) 631-0969 or at an SEC public reference room. For the location of an SEC public reference room near you, please contact the SEC at (800) SEC-0330.

You can also get a copy of the Form 10-Q that will contain the voting results on the Internet at www.pacificare.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

PacifiCare will provide, without charge, a copy of its Annual Report on Form 10-K as filed with the SEC, to any stockholder entitled to receive this proxy statement. Requests should be addressed to Investor Relations, PacifiCare at P.O. Box 6006, Cypress, California 90630. The request must include a representation that the person making the request was a PacifiCare stockholder on March 31, 2004.

You can also get a copy of our Annual Report on the Internet at www.pacificare.com.

Do we have a policy about directors’ attendance at the annual meeting?

We do not have a policy about directors’ attendance at the annual stockholder meeting. Four of our directors attended last year’s annual stockholder meeting.

How are proxies solicited and what is the cost?

We pay all expenses incurred in connection with distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. We have engaged Georgeson & Company, or Georgeson, to assist with the distribution and solicitation of proxies for an estimated fee of $8,500 plus expenses for their services. Our employees and Georgeson may solicit proxies by mail, telephone or other means. Our employees do not receive any additional compensation for these activities.

PROPOSALS TO BE VOTED ON

Proposal 1 — Election of Directors

The Board of Directors currently consists of 12 directors. Two of the directors are retiring as of the date of the annual meeting and the Board has reduced the size of the Board to 10 directors as of that date. Nominees for director this year are Aida Alvarez, Bradley C. Call, Terry O. Hartshorn, Dominic Ng, Howard G. Phanstiel, Warren E. Pinckert II, David A. Reed, Charles R. Rinehart, Linda Rosenstock and Lloyd E. Ross. Each nominee is presently a director of PacifiCare, and each elected director will hold office for a one-year term until the next annual stockholders’ meeting and until a successor is elected and has qualified, subject to earlier resignation, removal or death. The nominees’ biographies are on pages 11-13.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The 10 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 10 nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted by the proxy holders for the election of a substitute nominee proposed by the Governance and Nominating Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The Board recommends a vote for each of these nominees.

Proposal 2 — Amendment and Restatement of our Employee Stock Purchase Plan

We are seeking stockholder approval of an amendment and restatement of our Employee Stock Purchase Plan, or the Plan, to increase the maximum number of shares of common stock authorized for issuance to our employees under the Plan by 1,500,000 shares.

The Plan offers eligible employees the opportunity to purchase our common stock through payroll deductions. The Plan assists us in retaining the services of our employees, attracting and retaining the services of new employees and providing incentives for employees to exert maximum efforts towards the success of PacifiCare. The purpose of the amendment and restatement is to ensure that we will have a sufficient reserve of common stock available under the Plan to provide eligible employees with the continuing opportunity to acquire shares of our common stock at a discount.

The Plan was adopted by our Board on September 6, 2001 and approved by our stockholders on June 12, 2002. Initially 1,100,000 shares (which represents 2,200,000 shares after giving effect to the two-for-one stock split in the form of a dividend that was effective on January 20, 2004) were authorized to be issued under the Plan. As of March 31, 2004, employees had purchased an aggregate of 1,072,830 shares (as adjusted for the stock split) of our common stock under the Plan. Approximately 7,500 employees are currently eligible to participate in the Plan.

Under the Plan, eligible employees who elect to participate may have up to 15% of their eligible earnings withheld and applied to the purchase of our common stock. The purchase price under the Plan is 85% of the lower of the market price of our common stock on the offering date (generally the first day of each offering period, except for the first offering period where the offering date was the date of stockholder approval), or on the purchase date. Purchase dates are the last day of each six-month offering period.

The following is a brief summary of the principal features of the Plan. The summary is qualified by and subject to the full text of the Plan, as proposed to be amended and restated, which is attached to this proxy statement as Annex A.

Administration

The Board (or a committee appointed by the Board) administers the Plan and has the final power to interpret both the Plan and the rights to purchase shares of our common stock granted under the Plan, or Purchase Rights. The Board (or a committee appointed by the Board) also has the final power, subject to the provisions of the Plan, to determine when and how Purchase Rights will be granted, the provisions of each offering of Purchase Rights (which need not be identical), and whether employees of any parent or subsidiary of PacifiCare will be eligible to participate in the Plan.

Stock Subject to Plan

Subject to stockholder approval of the amendment and restatement of the Plan as described above, an aggregate of approximately 2,600,000 shares of our common stock are reserved as of March 31, 2004 for future issuance under the Plan. If Purchase Rights granted under the Plan expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under those Purchase Rights will become available for issuance under the Plan.

Offerings

The Plan is implemented by the Board through offerings of Purchase Rights to all eligible employees from time to time. Each offering is effective for a period, or Offering Period, which can be no longer than 27 months. A new Offering Period begins on each February 1 and August 1. The first day of an Offering Period is referred to as the Offering Date for that Offering Period. At the end of each six-month period, Purchase Rights are exercised on behalf of participants. Beginning with the first offering under the Plan which began on February 1, 2002, each Offering Period was 24 months long and consisted of four purchase periods, or Purchase Periods, each six months in length. Beginning on February 1, 2004, the length of each Offering Period was shortened to six months in length.

Eligibility

Except as otherwise provided below, any person who is employed by PacifiCare (or by any parent or subsidiary of PacifiCare designated by the Board) for at least 20 hours per week and five months per calendar year and has been continuously employed by PacifiCare (or any parent or subsidiary of PacifiCare) for at least 45 days as of the applicable Offering Date, is eligible to participate in that Offering Period. Our officers are eligible to participate in offerings under the Plan, but the Board may provide in an offering that certain employees who are “highly compensated” within the meaning of the Internal Revenue Code of 1986, as amended, or the Code, are not eligible to participate.

No employee is eligible to participate in the Plan if, immediately after the grant of Purchase Rights, the employee would own, directly or indirectly, 5% or more of the total combined voting power or value of all classes of our stock or stock of any parent or subsidiary of PacifiCare (including any stock which that employee may purchase under all outstanding Purchase Rights and options). In addition, under the Code, no employee may be granted a Purchase Right under the Plan which permits that employee to accrue the right to purchase more than $25,000 worth of stock (based on the fair market value of the stock at the time the Purchase Rights are granted) under all employee stock plans of PacifiCare and our affiliates for each calendar year that the Purchase Right is outstanding.

Participation in the Plan

Eligible employees may begin participating in the Plan by enrolling on or before the applicable Offering Date through our Intranet, other electronic enrollment mechanism approved by us, or any other manner we determine. By enrolling in the Plan, each eligible employee authorizes us to make payroll deductions from the employee’s earnings (as defined in the Plan) during the offering in whole percentages from 1% to 15%.

Purchase Price

Except as provided below, the per share purchase price for shares of our common stock that are sold in an Offering Period under the Plan will be the lesser of (i) 85% of the fair market value (as defined in the Plan) of a share of our common stock on the Offering Date for an Offering Period, or (ii) 85% of the fair market value (as defined in the Plan) of a share of our common stock on the Purchase Date.

For each Offering that begins on or after February 1, 2004, the purchase price for shares of our common stock that are sold during such Offering will be the lesser of (i) 85% of the fair market value (as defined in the Plan) of a share of our common stock on the Offering Date for such Offering, or (ii) 85% of the fair market value (as defined in the Plan) of a share of our common stock on the applicable Purchase Date.

Payment of Purchase Price; Payroll Deductions

Shares of our common stock will be purchased under the Plan on behalf of participants on each Purchase Date using participants’ accumulated payroll deductions. All payroll deductions made for a participant are credited to his or her account under the Plan and deposited with the general funds of PacifiCare. A participant may not make additional payments into his or her account.

Purchase of Stock

Unless, prior to the relevant Purchase Date, a participant withdraws from the Plan (see “Withdrawal” below), or his or her participation is otherwise terminated, the participant’s option to purchase shares of our common stock will be exercised automatically (at the applicable purchase price) on the Purchase Date of each Offering Period using the participant’s accumulated payroll deductions. The Board may specify a maximum number of shares of our common stock that a participant may purchase or may be granted rights to purchase during any calendar year or Offering Period. At present, the Board has provided that a participant may not purchase more than 5,000 shares of our common stock on any Purchase Date under the Plan. If the aggregate number of shares to be purchased upon exercise of Purchase Rights granted under an Offering Period would exceed the maximum aggregate number of shares of our common stock available for issuance under the Plan, the Board would make a pro rata allocation of available shares in an equitable manner.

Withdrawal

A participant may withdraw from an Offering Period by terminating and withdrawing his or her accumulated payroll deductions (less all amounts previously used to purchase shares of our common stock under the Plan) by notifying us through our Intranet, or other approved electronic mechanism (or any other manner authorized by us).

Upon any participant’s withdrawal from an Offering Period, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during that Offering Period, and the employee’s interest in the Offering Period will be automatically terminated. Once an employee has withdrawn from an Offering Period, the employee is no longer entitled to participate in that Offering Period. An employee’s withdrawal from an Offering Period will not prohibit the employee from participating in subsequent Offering Periods under the Plan.

Termination of Employment

Purchase Rights granted under the Plan terminate immediately upon cessation of an employee’s employment and the employee will receive a cash distribution equal to his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf under the Plan.

Restrictions on Transfer

Purchase Rights granted under the Plan are not transferable and may be exercised only by the person to whom the Purchase Rights are granted.

Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type, class and number of shares of our common stock subject to the Plan and to outstanding Purchase Rights. In that event, the Plan will be appropriately adjusted in the type, class, and maximum number of shares subject to the Plan and the outstanding Purchase Rights granted under the Plan will be appropriately adjusted in the type, class, number of shares and purchase limits of the Purchase Rights.

Effect of Certain Corporate Events

In the event of (i) a sale, lease, license or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least ninety percent (90%) of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation, or similar transaction following which we are not the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise (each individually, a “corporate transaction”), then the outstanding Purchase Rights will be continued or assumed or similar rights substituted by the surviving or acquiring corporation and, if the surviving or acquiring corporation does not continue or assume those rights or substitute similar rights, then we will use the participants’ accumulated payroll deductions for the ongoing Offering Period to purchase shares of our common stock on behalf of participants immediately before the corporate transaction occurs, and the participant’s Purchase Rights under the Offering Period will terminate immediately after we make this purchase.

Duration, Amendment and Termination

The Board may suspend or terminate the Plan at any time. Unless terminated earlier, the Plan will terminate when all of the shares of our common stock subject to the Plan have been issued.

The Board may amend the Plan at any time. Any amendment of the Plan must be approved by stockholders within 12 months of its adoption by the Board if the amendment is necessary for the Plan to satisfy Section 423 of the Code or other applicable laws and regulations.

Purchase Rights granted before amendment or termination of the Plan will not be impaired by any amendment or termination of the Plan except (i) with the consent of each employee to whom the Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

Federal Income Tax Consequences

Purchase Rights under the Plan are intended to qualify for favorable federal income tax treatment associated with purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code. The tax treatment for the exercise of Purchase Rights under the Plan is described below.

A participant is taxed on amounts withheld for the purchase of shares of our common stock as if those amounts were actually received. Other than this, no income is taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock acquired under the Plan is disposed of at least two years after the beginning of the Offering Period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the Offering Period over the exercise price (determined as of the beginning of the Offering Period) will be treated as ordinary income. Any further gain or loss will be taxed as a long-term capital gain or loss. At present, capital gains are generally subject to lower tax rates than ordinary income.

If shares of stock acquired under the Plan are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of the disposition. The balance of any gain will be treated as a capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss equal to the difference between the sales price and the fair market value of the stock on such exercise date is recognized. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to PacifiCare when Purchase Rights are granted or exercised under the Plan. PacifiCare is entitled to a deduction for all amounts that are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The Board recommends a vote for the approval of the amendment and restatement of our Employee Stock Purchase Plan.

Proposal 3 — Ratification of Independent Auditors

The Audit and Ethics Committee of PacifiCare’s Board, or Audit Committee, has selected Ernst & Young LLP as PacifiCare’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by stockholders at the meeting. Ernst & Young LLP has audited PacifiCare’s financial statements since 1984. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as PacifiCare’s independent auditors is not required by PacifiCare’s bylaws or otherwise. However, the Audit Committee and the Board are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of PacifiCare and its stockholders.

The Board recommends a vote for ratification of Ernst & Young LLP as PacifiCare’s independent auditors for the fiscal year ending December 31, 2004.

Other Business

The Board knows of no other business to be considered at the meeting. However, if:

•	other matters are properly presented at the meeting, including at a reconvened meeting after any adjournment or postponement of the meeting, and

•	you have appropriately returned your proxy card as described above,

then Messrs. Phanstiel and Reed will, with your proxy, vote your shares on those matters at their discretion.

THE BOARD OF DIRECTORS

Biographies

Our certificate of incorporation provides for directors to be elected on an annual basis. Our bylaws provide that the Board will consist of no greater than 12 nor less than five members, with the exact number of directors within this range to be fixed from time to time by the Board. Currently, the number of members constituting the Board has been fixed by the Board at 12; however, the Board has acted to reduce the number of directors to 10 as of the date of the annual meeting.

The following sets forth information regarding the 10 nominees for director at the annual meeting, as well as information regarding the two retiring directors.

NOMINEES

AIDA ALVAREZ, age 54 • Director since October 2003	Ms. Alvarez was appointed to our Board in October 2003. Since 2001, Ms. Alvarez has been a consultant on diversity issues and to small business entrepreneurs. She also serves on the Diversity Advisory Board for Deloitte & Touche, LLP. Ms. Alvarez was the Administrator of the U.S. Small Business Administration from 1997 to 2001. From 1993 to 1997, she was the Director of the Office of Federal Housing Enterprise Oversight. Prior to 1993, Ms. Alvarez served as Vice President — Public Finance Department of First Boston Corporation and Bear Stearns & Company, Inc.

BRADLEY C. CALL, age 61 • Director since February 1997	Mr. Call was appointed to our Board in February 1997 and currently is the co-founder and Managing Partner of Call/van der Wal, a real estate investment, property management and financial advisory services firm. Mr. Call was the Managing Director of JMW Capital Partners, Inc. — Southern California Region from November 2001 to December 2003. Mr. Call was President and Chief Executive Officer of Stellex Aerospace, Inc., a privately held aerospace component- manufacturing firm with multiple plant operations throughout the U.S., from 1988 to 2001.

TERRY O. HARTSHORN, age 59 • Director since March 1985	Mr. Hartshorn was appointed to our Board in March 1985 and was Chairman of our Board from 1993 to 1998 and President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn served as Chairman of the Board of PacifiCare from 1993 to 1998, President and Chief Executive Officer of PacifiCare from 1976 to April 1993 and Secretary of PacifiCare from 1977 to 1981.

DOMINIC NG, age 45 • Director since February 2003	Mr. Ng was appointed to our Board in February 2003. Mr. Ng has served as President and Chief Executive Officer of East West Bancorp since 1992 and as Chairman of its board of directors since 1998. Mr. Ng is a member of the board of directors of ESS Technology, Inc. and is a certified public accountant.

HOWARD G. PHANSTIEL, age 55 • Director since October 2000	Mr. Phanstiel was appointed Chairman of the Board and Chief Executive Officer in February 2004, after having served as President and Chief Executive Officer since December 2000 and as acting Chief Executive Officer and director since October 2000. Mr. Phanstiel was appointed Executive Vice President and Chief Financial Officer in July 2000. Prior to that, Mr. Phanstiel was an executive of NetCatalyst from January 2000 to June 2000, Chairman and Chief Executive Officer of ARV Assisted Living, Inc. from 1997 to 1999, and Executive Vice President of Finance and Information Services at WellPoint Health Networks Inc. from 1994 to 1997.

WARREN E. PINCKERT II, age 60 • Director since June 1985	Mr. Pinckert was appointed to our Board in June 1985 and has been President, Chief Executive Officer and a member of the board of directors of Cholestech Corporation, a medical device-manufacturing firm, since 1993. Mr. Pinckert is a certified public accountant.

DAVID A. REED, age 71 • Director since December 1992	Mr. Reed has been Lead Independent Director of our Board since February 2004. Mr. Reed was appointed to our Board in December 1992 and was Chairman of our Board from 1999 to February 2004. Mr. Reed currently is the President of DAR Consulting Group, and previously served as Chairman of the American Hospital Association. Mr. Reed is also a member of the board of directors of In Vitro International.

CHARLES R. RINEHART, age 57 • Director since February 2003	Mr. Rinehart was appointed to our Board in February 2003. Mr. Rinehart is a member of the board of directors of UnionBanCal Corporation. From 1994 through 1998, Mr. Rinehart was Chairman and Chief Executive Officer of HF Ahmanson & Co. and its principal subsidiary, Homes Savings of America.

LINDA ROSENSTOCK, age 53 • Director since October 2003	Ms. Rosenstock was appointed to our Board in October 2003. She has been the Dean of the UCLA School of Public Health since 2000. Ms. Rosenstock has also been a Professor of Environmental Health Services in the School of Public Health and Professor of Medicine in the School of Medicine at UCLA since 2000. From 1994 to 2000, Ms. Rosenstock served as Director of the National Institute for Occupational Safety and Health or NIOSH.

LLOYD E. ROSS, age 63 • Director since June 1985	Mr. Ross was appointed to our Board in June 1985 and is Chairman of the Board of American States Water Company. Mr. Ross was Managing Partner of InverMex, L.P. from 1996 to 1997. Prior to that, Mr. Ross served as Vice President/ Division Manager of SMI Corporation, a division of ARB, Inc., a commercial and industrial building company.

RETIRING DIRECTORS

SHIRLEY S. CHATER, age 71 • Director since August 2001	Ms. Chater was appointed to our Board in August 2001. Ms. Chater has been an independent management consultant serving colleges, universities and foundations, including the Robert Wood Johnson Foundation and the Canadian Health Services Research Foundation, since 1998. From 1997 to 1998, Ms. Chater served as Regent’s Professor for the University of California. Ms. Chater served as the Commissioner of the U.S. Social Security Administration from 1993 to 1997 and as a member of the board of the Social Security and Medicare Trust Fund from 1994 to 1997. Ms. Chater will be retiring from the Board upon expiration of her term at the annual meeting.

GARY L. LEARY, age 69 • Director since November 1989	Mr. Leary was appointed to our Board in November 1989 and is an independent business and legal consultant. From 1997 to 1998, Mr. Leary served as General Counsel and President of UniHealth Foundation. He was also Executive Vice President and General Counsel to UniHealth Foundation from 1998 to 2000, and its predecessor, UniHealth, from 1992 to 1997. From 1961 to 1992, Mr. Leary was engaged in the private practice of law, with an emphasis on corporate and health care law. Mr. Leary will be retiring from the Board upon expiration of his term at the annual meeting.

The information given in this proxy statement concerning the directors is based on statements made or confirmed to PacifiCare by or on behalf of such directors, except to the extent that such information appears in its records.

Number of Directors and Terms

Ten directors will be nominees for election this year and each elected director will hold office for a one-year term until the next annual stockholder meeting and until a successor is elected and has qualified, subject to earlier resignation, removal or death.

Compensation Committee Interlocks and Insider Participation

During 2003, none of the members of the Compensation Committee was an officer or employee of PacifiCare or any of its subsidiaries. In addition, during 2003, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the Board or the Compensation Committee.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Information about the Board and Corporate Governance

Members of our Board are elected by the stockholders and represent their interests. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Corporate Governance Guidelines

The Board has made meaningful changes to its corporate governance policies throughout the past year. The NYSE recently adopted rules that require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, director compensation and annual performance evaluations of the Board and directors. On February 26, 2004, based upon the advice and recommendation of the Governance and Nominating Committee, the Board adopted new charters for each committee of the Board and Corporate Governance Guidelines that are consistent with the NYSE rules. The Corporate Governance Guidelines and new committee charters are attached to this proxy statement and posted on our website at www.pacificare.com.

The Board also amended our bylaws to add a Lead Independent Director position and made changes to other provisions to comply with applicable provisions of the Sarbanes-Oxley Act of 2002. The Lead Independent Director’s duties include, to the extent appropriate, overseeing the highest ranking employee executive of the Company with the coordination of the Executive Committee, coordinating the agenda for Board meetings and leading executive sessions of the Board’s Independent Directors, leading the evaluation of the Board with the coordination of the Governance and Nominating Committee and facilitating communications between the other members of the Board.

Independent Determination

No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with PacifiCare, directly or as an officer, stockholder or partner of an organization that has a relationship with PacifiCare. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with PacifiCare. As a result of its annual review, the Board has determined that all directors, with the exception of Mr. Phanstiel, are independent for NYSE purposes. Mr. Phanstiel is not independent because he is the Chief Executive Officer of PacifiCare.

As also required under the new NYSE listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Lead Independent Director presides over the executive sessions. Persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, CA 90630. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit and Ethics, Compensation, or Governance and Nominating Committee.

The Board of Directors and its Committees

Our Board met a total of seven times in 2003. Each member of our Board attended 75% or more of all Board and applicable committee meetings held in 2003.

PacifiCare’s bylaws provide that committees of directors may be established by resolution adopted by the Board, with such powers and duties as may be prescribed by the Board, except for the power to amend the bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval, which powers and authority are retained by the Board under the bylaws. In this connection, the Board has established the following committees: (i) Executive Committee, (ii) Audit and Ethics Committee, (iii) Compensation Committee, and (iv) Governance and Nominating Committee. Each of the committees has authority to engage legal counsel and other experts or consultants as it deems appropriate to carry out its responsibilities.

The Governance and Nominating Committee recommends directors for each committee and a majority of the Board selects the directors to serve on these committees. The following table describes the current members of each of the committees and the number of meetings held during 2003.

		Audit and		Governance and
Name	Executive	Ethics	Compensation	Nominating

Aida Alvarez*
Bradley C. Call		X
Terry O. Hartshorn	X		X	Chair
Dominic Ng			X
Howard G. Phanstiel	X
Warren E. Pinckert II	X	Chair
David A. Reed	Chair		X	X
Charles R. Rinehart		X
Linda Rosenstock*
Lloyd E. Ross	X		Chair	X

Retiring Directors

Shirley S. Chater			X
Gary L. Leary		X

Number of Meetings held in 2003	1	12	6	5

*	These individuals joined the Board mid-year and will receive committee assignments along with the entire Board after the annual meeting.

Executive Committee

The Executive Committee exercises all of the powers and authority of the Board on all matters concerning the management and direction of the business and affairs of PacifiCare which require immediate attention between regularly scheduled meetings of the Board, subject to such limitations as may be imposed from time to time by the Board, applicable law or our bylaws. The Executive Committee operates under a written charter adopted by the Board. A copy of the Executive Committee charter may be found at Annex C to this Proxy Statement. Under its charter, the Executive Committee may, among other things:

•	Take any action that could be taken by the full Board, except amend the bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval,

•	Meet between regular Board meetings to take any action necessary for the Company to operate efficiently,

•	Identify and evaluate potential candidates qualified to serve as the highest-ranking employee executive of PacifiCare,

•	Review and approve the retention of and communications with professional advisors to PacifiCare, and

•	Oversee matters concerning strategic alternatives and any material financial transactions of PacifiCare.

Audit and Ethics Committee

The Audit and Ethics Committee, or Audit Committee, assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of PacifiCare and its subsidiaries. The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee charter may be found at Annex D to this Proxy Statement. Under its charter, the Audit Committee, among other things, shall:

•	Review the scope, cost and results of the independent audit of the Company’s books and records,

•	Discuss the results of the annual audit and results of quarterly reviews of financial statements with management and the internal auditors and the adequacy of the Company’s accounting, financial and operating controls,

•	Review the performance of and assess the qualifications of the independent auditors and make annual recommendations to the Board regarding the appointment or removal of the independent auditors,

•	Monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law,

•	Establish procedures as required by applicable law for the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters,

•	Review the financial statements to be included in the Annual Report on Form 10-K,

•	Pre-approve all audit services and permitted non-audit services performed by the independent auditors and outsourced internal auditors,

•	Review PacifiCare’s financial plans and operating results,

•	Oversee PacifiCare’s internal audit programs, and

•	Oversee the implementation of PacifiCare’s ethics program, adherence to our code of ethics and compliance with certain regulatory programs to deter fraud and abuse.

Each member of the Audit Committee meets the independence requirements of the NYSE, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Corporate Governance Guidelines. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Mr. Pinckert.

Compensation Committee

The Compensation Committee provides general oversight regarding the overall strategy, goals and objectives of our broad-based employee compensation and benefit plans and practices and provides specific oversight regarding the strategy, goals and objectives of our compensation and benefit plans applicable to senior executives and Employee Retirement Income Security Act, or ERISA, qualified employee benefit plans. The Compensation Committee operates under a written charter adopted by the Board. A copy of the Compensation Committee charter may be found at Annex E to this Proxy Statement. Under its charter, the Compensation Committee, among other things, shall:

•	Establish and periodically review PacifiCare’s senior executive compensation and benefits plans,

•	Periodically review PacifiCare’s senior executive incentive-compensation and equity-based plans,

•	Establish and review the compensation and benefits for the five most highly compensated executive officers, including the highest ranking employee executive of PacifiCare (the “principal executive officer”),

•	Evaluate annually the performance of the principal executive officer in light of the goals and objectives of PacifiCare’s executive compensation and benefit plans,

•	Review reports of the principal executive officer regarding the development of senior management and the succession plan for the position of principal executive officer,

•	Review the compensation recommendations for the top executive of a strategic business unit and executives at the level of senior vice president or above,

•	Evaluate annually the appropriate level of compensation for Board and committee service by non-employee members of the Board,

•	Administer the stock and other equity-based incentive compensation plans (other than the director plans, except to the extent empowered by the Board), and

•	Periodically review, on a general policy-level basis, PacifiCare’s various broad-based compensation plans and other employee benefit plans.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee (other than Mr. Hartshorn who was a prior executive officer of PacifiCare) is also an “outside director” as defined under Section 162(m) of the Code. A sub-committee of the Compensation Committee composed of the members who qualify as both non-employee directors and outside directors takes action on all matters that are likely to be subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Governance and Nominating Committee

The Governance and Nominating Committee recommends to the Board individuals qualified to serve as directors and on committees of the Board and advises the Board with respect to Board composition, procedures and committees. The Governance and Nominating Committee also develops and recommends to the Board the corporate governance guidelines applicable to the Company and oversees the evaluation of the Board and management. The Governance and Nominating Committee operates under a written charter adopted by the Board. A copy of the Governance and Nominating Committee charter may be found at Annex F to this Proxy Statement. Under its charter, the Governance and Nominating Committee, among other things, shall:

•	Review the performance and contributions of each committee and the Board as a whole, at least annually, and recommending areas of improvement to the Board,

•	Annually review the performance of each Board member to determine whether it is desirable for such Board member to continue to serve on the Board based upon the designated functional needs of the Board and any change in the responsibilities of a particular Board member,

•	Make recommendations to the Board regarding the need for any change in the Board representation or committee structure,

•	Recommend the establishment or elimination of committees and nominating members and chairs of committees,

•	Establish a selection process for new Board members and recommend to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be, and

•	Develop and recommend to the Board a set of corporate governance guidelines for PacifiCare.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being financially literate under NYSE rules, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee will consider a candidate’s experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities, among other factors, in assessing a candidate. The Committee retains the right to modify these qualifications from time to time. Director candidates are reviewed in the context of the current composition of the Board, the operating requirements of the

Company and the long-term interests of stockholders. In the case of incumbent directors, the Committee reviews each director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence. In the case of new director candidates, the Committee also makes the initial determination of whether the nominee must be independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Committee then compiles a list of potential candidates based recommendations of incumbent directors and management and if deemed appropriate, with the assistance of a professional search firm. The Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee then meets to discuss and consider such candidates’ qualifications and selects a nominee for recommendation to the Board by majority vote. In connection with the most recent search that resulted in the addition of two new directors in October 2003, the Committee retained Highland Partners to assist in the screening process. To date, the Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: 5995 Plaza Drive, Cypress, CA 90630 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

DIRECTOR COMPENSATION

For compensation purposes, Board years begin each July 1 and end the following June 30. We do not pay directors who are also our employees additional compensation for their service as directors. In 2003, compensation for non-employee directors included the following:

Cash Compensation

•	An annual retainer of $40,000,

•	An annual retainer of $75,000 for either the Chairman of the Board (if such individual is a non-employee) or the Lead Independent Director, $20,000 for the Audit Committee chairperson, $10,000 for the Compensation Committee chairperson, and $5,000 for all other committee chairpersons,

•	An additional retainer of $10,000, with a mandatory deferral to stock units,

•	$1,200 for each board meeting attended (telephone attendance is paid at 50%),

•	$1,500 for each board committee meeting attended (telephone attendance is paid at 50%), and

•	Reimbursement of expenses for attending board and board committee meetings.

Annual retainers are paid to the directors each July 1 for the succeeding board year. New directors, including Ms. Alvarez and Ms. Rosenstock in 2003, receive a pro-rata amount of the annual retainers for their service on the Board from their start date through June 30. An additional retainer is also paid to the directors each July 1 for the succeeding board year and is subject to a mandatory deferral to stock units without a risk premium. New directors do not receive a pro-rata amount of the additional retainer.

Stock Units

Each director has the ability to elect to receive one-half, or $20,000, of the annual $40,000 retainer in deferred stock units, except this deferral was mandatory for any director who did not own shares of PacifiCare common stock or stock units with an aggregate market value of at least $200,000 as of June 30, 2003. Any amounts deferred are converted into units of our common stock. The number of stock units are equal to the amount of annual retainer deferred, multiplied by a risk premium, then divided by the closing price of our common stock on the NYSE on the date the annual retainer would have been paid but for the deferral. For the 2003-2004 board year, the risk premium was 40%. Stock units are distributed to directors in shares of our common stock upon a termination of directorship. Directors who choose to participate are required to make their election by May 1 each year. In 2003, Messrs. Leary, Ng, Reed and Rinehart and Ms. Chater made this election and each received 1,124 stock units (as adjusted for the two-for-one stock split in the form of a dividend effective January 20, 2004) on July 1, 2003. Ms. Alvarez and Ms. Rosenstock each received 664 stock units (as adjusted for the stock split) on October 30, 2003 from the deferral of one-half of their pro-rata amount of the annual retainer.

In addition, in 2003 each director received a $10,000 retainer that was automatically deferred into stock units. The risk premium does not apply to the deferral of the additional retainer. Each director received 402 stock units (as adjusted for the stock split) on July 1, 2003.

Stock Options

In 2003, under our director plans, each director received an annual, automatic grant of nonqualified options to purchase 10,000 shares of our common stock, with an exercise price equal to 100% of the fair market value of our common stock on the grant date, except for the Chairman of the Board during 2003 (Mr. Reed) who received a nonqualified option to purchase 20,000 shares of our common stock. These options were granted on June 30, 2003 with an exercise price of $24.67 per share. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

Beginning with the 2004 — 2005 board year, each non-employee director will receive an annual grant of nonqualified options to purchase 7,000 shares of our common stock, except the Lead Independent Director will receive an option grant for 14,000 shares.

Based upon the discretion of the Compensation Committee, our Director Plan also provides for a grant of nonqualified options to purchase up to 50,000 shares of our common stock to new directors when first elected to the Board. Ms. Alvarez and Ms. Rosenstock were each awarded options to purchase 30,000 shares of common stock when they joined the Board in late 2003. These options were granted on October 30, 2003 with an exercise price of $28.13 per share. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

All director stock options, except for initial grants to new board members, vest immediately on the grant date. Effective October 2003, the initial grants to new board members vest one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. The director plans also provide for accelerated vesting of options if certain events such as a change of control of PacifiCare were to occur. Shares of our common stock acquired upon the exercise of vested director options may not be sold within the first six months after the grant date. Director options have a term of ten years from the date of grant.

Other Benefits

Our directors are eligible, at their election, to receive medical and dental coverage under our health care programs. The benefits received in 2003 were valued at approximately $9,000 for Mr. Call, $500 for Ms. Chater, $9,000 for Mr. Hartshorn, $900 for Mr. Leary, $3,100 for Mr. Ng, $900 for Mr. Reed, $8,300 for Mr. Rinehart and $6,600 for Mr. Ross.

PRINCIPAL STOCKHOLDERS

This table shows how much of our common stock, including restricted stock, that is owned by the directors, the named executive officers (as set forth in the “Summary Compensation Table” below), the directors and executive officers as a group and owners of more than 5% of our outstanding common stock, as of the Record Date (March 31, 2004). All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

Amount and Nature of Shares Beneficially Owned

	Number of		Percent of
	Shares	Right to	Outstanding
Name	Owned(1)	Acquire(2)	Shares(3)

FMR Corp.(4)	12,300,834	—	14.3
Howard G. Phanstiel	69,867	1,262,500	1.5
Aida Alvarez	—	10,000	*
Bradley C. Call	2,000	80,000	*
Shirley S. Chater	—	98,326	*
Terry O. Hartshorn	149,464	170,000	*
Gary L. Leary	2,000	54,192	*
Dominic Ng	2,000	60,000	*
Warren E. Pinckert II	3,264	88,000	*
David A. Reed	2,000	133,500	*
Charles R. Rinehart	2,000	60,000	*
Linda Rosenstock	—	10,000	*
Lloyd E. Ross	11,700	139,556	*
Bradford A. Bowlus	14,302	788,250	*
Joseph S. Konowiecki	107,379	777,500	1.0
Jacqueline B. Kosecoff	—	20,000	*
Gregory W. Scott	47,341	337,500	*
All Directors and Executive Officers as a Group(5)(19 persons)	441,799	4,236,116	5.2

*	Less than 1%

(1)	Includes shares for which the named person has sole voting or investment power or has shared voting or investment power with his or her spouse, including the following:

• shares held in an account under the PacifiCare Savings and Profit-Sharing Plan, unless otherwise indicated in the footnotes, or

• restricted shares.

(2)	Includes shares that can be acquired through the exercise of outstanding vested options and options that vest within 60 days of the Record Date. Also includes stock units that are subject to distribution within 60 days of the Record Date (but does not include other stock units).

(3)	The percentage of beneficial ownership is based on 86,012,000 shares of common stock outstanding as of March 31, 2004, and includes both the number of shares owned and the number of shares that can be acquired through stock option exercises or stock unit distributions within 60 days of the Record Date.

(4)	Based on information contained in a report on Schedule 13-G/ A filed with the SEC on February 17, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	In addition to the officers and directors named in this table, three other executive officers are members of the group.

EQUITY-BASED INSTRUMENTS HELD BY MANAGEMENT

The following table shows the equity-based instruments, other than common stock and restricted stock, held by our directors and executive officers as of March 31, 2004. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004. This table includes the number of shares of our common stock underlying: (1) all stock options held by our directors and executive officers, including options not exercisable within 60 days, and (2) the deferred and restricted stock units granted to our directors under the Directors Plan and to our executive officers under our stock unit deferred compensation plan. For further discussion of the Directors Plan, refer to “Director Compensation,” and for further discussion of the stock unit deferred compensation plan, refer to “Summary Compensation Table.” Directors and executive officers are not entitled to vote the shares represented by deferred stock units or restricted stock units held.

			Number of
			Deferred Stock
			Units and		Total
	Number of		Restricted Stock	Award Date	Equity-Based
	Stock Options	Exercise Price	Units	Price	Instruments
Name	Held(#)	Range Per Share	Held(#)(1)	Range/Share	Held(#)

Directors
Aida Alvarez	30,000	$28.13	664	$28.12	30,664
Bradley C. Call	80,000	22.66 - 39.75	2,900	8.01 - 24.95	82,900
Shirley S. Chater	91,704	6.84 - 24.67	6,622	6.84 - 24.95	98,326
Terry O. Hartshorn	170,000	12.75 - 42.63	5,068	8.01 - 24.95	175,068
Gary L. Leary	48,000	30.09 - 43.50	6,192	8.01 - 24.95	54,192
Dominic Ng	60,000	11.09 - 24.67	1,526	24.95	61,526
Warren E. Pinckert II	88,000	22.66 - 43.50	2,900	8.01 - 24.95	90,900
David A. Reed	133,500	22.66 - 43.50	6,192	8.01 - 24.95	139,692
Charles R. Rinehart	60,000	11.09 - 24.67	1,526	24.95	61,526
Linda Rosenstock	30,000	28.13	664	28.12	30,664
Lloyd E. Ross	139,556	8.01 - 43.50	5,068	8.01 - 24.95	144,624

Executive Officers
Howard G. Phanstiel	2,500,000	6.03 - 32.37	505,020	7.50 - 32.37	3,005,020
Bradford A. Bowlus	1,299,500	8.19 - 46.25	151,584	8.00 - 32.37	1,451,084
Joseph S. Konowiecki	1,245,000	8.04 - 46.25	131,073	8.00 - 32.37	1,376,073
Jacqueline B. Kosecoff	280,000	11.62 - 32.37	86,043	8.00 - 32.37	366,043
Gregory W. Scott	735,000	8.66 - 32.37	156,770	8.00 - 32.37	891,770
All Directors and Executive Officers as a Group(2) (19 persons)	7,420,602	6.03 - 46.25	1,210,916	6.84 - 32.37	8,631,518

(1)	In 2003, we began to award restricted stock and restricted stock units as part of the annual performance cycle to enhance stock ownership, assist in retaining key talent and to reduce the use of our shares. These awards typically vest over four years. For our executive officers, the awards were subject to a mandatory minimum four-year deferral into restricted stock units. Upon expiration of the deferral period, executive officers receive shares of common stock equal to the number of vested shares underlying the restricted stock units. The deferral provisions promote stock retention and significant career share holdings. Vesting of the restricted stock and stock units accelerates upon the occurrence of certain events.

(2)	In addition to the directors and officers named in this table, three other executive officers are members of this group.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information relating to our equity compensation plans as of December 31, 2003. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

			Number of securities
			remaining available for
	Number of securities to		future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected
Plan Category	warrants and rights(#)	warrants and rights	in column (a))(#)

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	9,599,838	$19.7805	7,137,000
Equity compensation plans not approved by security holders(2)	3,709,433	11.2503	361,184

Total	13,309,271	$17.1006	7,498,184

(1)	The 1996 Officers Plan is one of our equity incentive plans approved by stockholders. On July 1 of each year, the total number of shares available for awards under the Plan is automatically increased by an amount equal to 2% of the total number of shares of our common stock issued and outstanding as of the immediately preceding June 30.

(2)	We currently maintain one equity-based compensation plan that has not been approved by our stockholders, the 2000 Employee Plan of PacifiCare Health Systems, Inc., or 2000 Employee Plan. Under the 2000 Employee Plan, we may grant officers and employees options to purchase shares of common stock at no less than 100% of the market price on the date the options are granted, shares of vested or unvested common stock, and stock appreciation rights.

Under the 2000 Employee Plan, not more than 50% of the awards made can be granted to officers. Stock options granted under the 2000 Employee Plan typically vest over four years in equal increments (except for approximately 2,000,000 options granted in late 2001 which vest over two years), and expire 10 years after the grant date. Options granted under the 2000 Employee Plan automatically vest upon a change of control (as defined in the 2000 Employee Plan). Awards under the 2000 Employee Plan are generally subject to continuous employment. We currently intend not to make additional awards under the 2000 Employee Plan.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for PacifiCare’s common stock(1), the Standard & Poor’s 500 Index and the Managed Care Peer Group(2), each of which assumes an initial value of $100.

Comparison of Five-year Cumulative Total Return(3)

	12/98	12/99	12/00	12/01	12/02	12/03

PacifiCare Health Systems, Inc.	$100	$73	$21	$22	$39	$93
Standard & Poor’s 500 Index	$100	$121	$110	$97	$76	$97
Managed Care Peer Group	$100	$99	$184	$168	$173	$251

(1)	For June 1999 and prior, our cumulative total returns are based on the performance of our Class B common stock. In June 1999, our Class A common stock and Class B common stock were combined and reclassified to a single class of common stock.

(2)	The Managed Care Peer Group comprises the following publicly traded managed care companies: Aetna, Inc., CIGNA Corporation, Coventry Corporation, First Health Group Corp., Health Net, Inc. (formerly known as Foundation Health Systems, Inc.), Humana, Inc., Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc., United HealthGroup, Incorporated, WellPoint Health Networks Inc., and PacifiCare. The numbers provided above are weighted annually by market capitalization of the companies comprising the Managed Care Peer Group.

(3)	Assumes $100 was invested on 12/31/98 in stock or index (including reinvestment of dividends), and a fiscal year ending December 31.

The following graph shows a three-year comparison of cumulative total returns for PacifiCare’s common stock, the Standard & Poor’s 500 Index and the Managed Care Peer Group(1), each of which assumes an initial value of $100. We included this graph because we believe that it is more meaningful to review our performance during the three-year period that follows Mr. Phanstiel’s appointment as our chief executive officer in December 2000.

Comparison of Three-year Cumulative Total Return(2)

	12/00	12/01	12/02	12/03

PacifiCare Health Systems, Inc.	$100	$107	$187	$451
Standard & Poor’s 500 Index	$100	$88	$69	$88
Managed Care Peer Group	$100	$91	$94	$137

(1)	The Managed Care Peer Group comprises the following publicly traded managed care companies: Aetna, Inc., CIGNA Corporation, Coventry Corporation, First Health Group Corp., Health Net, Inc. (formerly known as Foundation Health Systems, Inc.), Humana, Inc., Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc., United HealthGroup, Incorporated, WellPoint Health Networks Inc., and PacifiCare. The numbers provided above are weighted annually by market capitalization of the companies comprising the Managed Care Peer Group.

(2)	Assumes $100 was invested on 12/31/00 in stock or index (including reinvestment of dividends), and a fiscal year ending December 31.

EXECUTIVE COMPENSATION

The following tables show, for the last three years, compensation related information for our Chief Executive Officer and the next four most highly compensated executive officers. We refer to each of these officers as a “named executive officer.”

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options(#)(4)	Compensation(5)

Howard G. Phanstiel(6)	2003	$976,155	$2,000,000	$283,274	$2,997,750	450,000	$120,844
Chairman of the Board and	2002	917,309	1,690,000	330,160	—	800,000	68,312
Chief Executive Officer	2001	900,001	360,000	95,642	—	—	75,396
Bradford A. Bowlus(7)	2003	642,308	690,000	29,825	832,718	175,000	62,334
Executive Vice President	2002	600,001	780,000	196,348	—	350,000	42,228
and President and CEO,	2001	600,001	180,144	101,534	—	300,000	50,162
PacifiCare Health Plans
Gregory W. Scott(8)	2003	563,463	600,000	185,851	713,750	150,000	54,367
Executive Vice President	2002	501,696	650,000	195,788	275,700	300,000	38,292
and Chief Financial Officer	2001	471,155	275,050	140,170	—	300,000	17,665
Joseph S. Konowiecki(9)	2003	562,692	600,000	171,913	571,000	120,000	66,411
Executive Vice President,	2002	547,887	800,000	136,511	—	600,000	24,362
General Counsel and	2001	132,000	—	—	982,500	—	—
Secretary
Jacqueline B. Kosecoff(10)	2003	465,231	450,000	73,465	380,657	80,000	30,029
Executive Vice President,	2002	199,038	200,000	84,817	—	200,000	2,662
Pharmaceutical Services	2001	—	—	—	—	—	—

(1)	The amounts shown in this column include bonuses awarded and accrued during the years earned, but paid in the following year under our annual incentive plan. Additionally, this column includes signing bonuses totaling $100,000 for Mr. Scott in 2001 and $100,000 for Mr. Konowiecki in 2002.

(2)	“Other Annual Compensation” includes a risk premium applied to amounts deferred under our stock unit deferred compensation plan (explained below). Additionally, this column includes forgiveness of loans that were made prior to the passage of the Sarbanes-Oxley Act of 2002 pursuant to automatic forgiveness terms in the loans, relocation expenses and other perquisites including personal financial services and allowances for auto and other benefits, as shown in the following chart.

	Forgiveness
	of Loans		Relocation Expenses		Other Perquisites			Total

	2003	2002	2002	2001	2003	2002	2001	2003	2002	2001

Mr. Phanstiel	$—	$—	$—	$—	$43,274	$59,760	$23,642	$43,274	$59,760	$23,642
Mr. Bowlus	—	—	—	—	29,825	40,348	65,505	29,825	40,348	65,505
Mr. Scott	28,660	27,340	1,757	82,116	37,191	36,691	23,044	65,851	65,788	105,160
Mr. Konowiecki	73,500	—	—	—	38,413	26,511	—	111,913	26,511	—
Ms. Kosecoff	—	—	—	—	28,465	12,817	—	28,465	12,817	—

Under the stock unit deferred compensation plan, executive officers may defer all or a portion of their annual bonus and signing bonus. The Chief Executive Officer may also defer all or a portion of his salary. Amounts deferred are converted into units of our common stock. The number of stock units converted is equal to the amount of bonus or salary deferred, multiplied by a risk premium, then divided by the closing market price of our common stock on a predetermined date selected by the Compensation Committee. Distributions are made in shares of common stock. In 2003, 2002 and 2001, the risk premium applied to amounts deferred was 40%. Stock unit activity for the named executive officers was as follows:

		Amount	Risk	Stock
		Deferred	Premium	Units(#)(4)

Mr. Phanstiel	2003	$600,000	$240,000	59,787
	2002	676,000	270,400	118,300
	2001	180,000	72,000	33,600
Mr. Bowlus	2003	—	—	—
	2002	390,000	156,000	68,250
	2001	90,072	36,029	16,814
Mr. Scott	2003	300,000	120,000	29,894
	2002	325,000	130,000	56,876
	2001	87,525	35,010	16,338
Mr. Konowiecki	2003	150,000	60,000	14,947
	2002	275,000	110,000	48,126
	2001	—	—	—
Ms. Kosecoff	2003	112,500	45,000	11,210
	2002	180,000	72,000	31,500
	2001	—	—	—

(3)	The amounts in this column reflect the value of the restricted stock or restricted stock units awarded in the year indicated. The value of the awards is calculated by multiplying the number of shares awarded by our closing market price as reported on the Nasdaq National Market or NYSE, as applicable, on the date of the award. For information pertaining to individual awards made to the named executive officers, refer to the notes below.

The aggregate holdings and market value of shares of restricted stock and restricted stock units held on December 31, 2003 by the named executive officers listed above were: Mr. Phanstiel, 210,000 shares ($7,098,000); Mr. Bowlus, 58,334 shares ($1,971,689); Mr. Scott, 63,334 shares ($2,140,689); Mr. Konowiecki, 100,000 shares ($3,380,000); and Ms. Kosecoff, 26,666 shares ($901,311). The aggregate market value is calculated by multiplying the number of shares held by our December 31, 2003 closing market price ($33.80 per share, after adjusting for the stock split).

In January 2003, we awarded restricted common stock as part of the annual performance cycle. These awards generally vest over a four-year period. For our executive officers, the awards are subject to a mandatory minimum four-year deferral into restricted stock units. Upon deferral, the restricted stock was converted into an equal number of restricted common stock units, or restricted stock units. The restricted stock units vest pursuant to the original vesting schedule for the restricted stock. Upon expiration of the deferral period, executive officers will receive shares of common stock equal to the number of vested shares underlying the restricted stock units.

(4)	As adjusted for the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

(5)	Primarily represents the Company’s contributions under the Amended and Restated PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, or 401(k) Plan and the Statutory Restoration Plan as follows:

	401(k) Plan			Statutory Restoration Plan

	2003	2002	2001	2003	2002	2001

Mr. Phanstiel	$12,000	$11,500	$10,200	$108,448	$56,416	$64,800
Mr. Bowlus	12,000	11,500	9,889	49,938	30,332	39,877
Mr. Scott	12,000	11,500	7,408	41,971	26,396	9,993
Mr. Konowiecki	12,000	11,500	—	54,015	12,565	—
Ms. Kosecoff	12,000	2,596	—	17,633	—	—

All of our employees who have completed 3 1/2 months of continuous service are eligible to participate in the 401(k) Plan. The Statutory Restoration Plan allows participants to defer the portion of their pay that otherwise would be deferred under the 401(k) Plan, but for statutory limitations, and to receive excess matching contributions, profit-sharing contributions and discretionary contributions in the same percentages as those provided by the 401(k) Plan. Employees in our two highest salary grades are eligible to participate in the Statutory Restoration Plan.

(6)	On January 22, 2003 we made an aggregate award of 210,000 shares of restricted common stock to Mr. Phanstiel consisting of a grant of 150,000 shares which vest over four years in 25% increments on each anniversary of the date of grant, and a grant of 60,000 shares which vest over two years in 50% increments on each anniversary of the date of grant. Each award was subject to a mandatory deferral into restricted stock units. The aggregate market value of these awards is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the stock split).

(7)	On January 22, 2003 we awarded Mr. Bowlus 58,334 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the stock split).

(8)	Mr. Scott joined us in January 2001.

On January 22, 2003 we awarded Mr. Scott 50,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the stock split).

On May 28, 2002, we awarded Mr. Scott 20,000 shares of restricted common stock. The shares vest over three years in 33 1/3% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our May 28, 2002 closing market price of $13.79 per share (after adjusting for the stock split).

(9)	Mr. Konowiecki joined us as an employee in January 2002. Prior to his employment, Mr. Konowiecki served as our Executive Vice President since 1999, General Counsel since 1989 and Secretary since 1993. On December 31, 2001, Mr. Konowiecki’s professional corporation withdrew as a partner of K&R Law Group LLP (formerly known as Konowiecki & Rank LLP), or K&R, an outside law firm that provides legal services to us. Prior to such withdrawal, Mr. Konowiecki’s professional corporation, as a partner of K&R, received a share of K&R’s net income, which amounts were in addition to the amounts listed above.
On January 22, 2003 we awarded Mr. Konowiecki 40,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the stock split).

On January 2, 2001, we awarded Mr. Konowiecki 120,000 shares of restricted common stock. The shares vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 2, 2001 closing market price of $8.19 per share (after adjusting for the stock split).

(10)	Ms. Kosecoff joined us in July 2002.

On January 22, 2003, we awarded Ms. Kosecoff 26,666 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the stock split).

OPTION GRANTS

This table shows stock option grants to the named executive officers during the last fiscal year.

Options Granted in 2003

		Percentage
	Number of	of Options
	Securities	Granted to	Exercise or		Grant Date
	Underlying	Employees	Base Price	Expiration	Present
Name	Options(#)(1)	in 2003(2)	Per Share	Date	Value(3)

Howard G. Phanstiel	450,000	30%	$14.275	1/22/13	$4,216,133
Bradford A. Bowlus	175,000	11%	14.275	1/22/13	1,618,068
Gregory W. Scott	150,000	10%	14.275	1/22/13	1,386,915
Joseph S. Konowiecki	120,000	8%	14.275	1/22/13	1,109,532
Jacqueline B. Kosecoff	80,000	5%	14.275	1/22/13	739,688

(1)	All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004. The option grants were made on January 22, 2003 under the Amended and Restated 1996 Stock Option Plan for Officers and Key Employees, and the 2000 Employee Plan. These options:

	•	are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,

	•	expire 10 years from the date of grant, unless otherwise earlier terminated because of certain events related to termination of employment, and

	•	generally vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the Plan. Options that have been held for more than six months, and that are not already exercisable or expired, will automatically become exercisable upon a change of control, as defined in the Plan.

(2)	In 2003, the Company granted options to senior vice presidents and above only and not to employees below that level (restricted stock was instead used for grants to employees below that level). As a result, compared to prior years, the number of options granted to named executive officers in 2003 represents a higher percentage of all options granted to employees.

(3)	Grant date present values were calculated using the Black-Scholes option valuation model with the following assumptions:

• Expected Volatility	80%
• Risk-Free Interest Rate	4%
• Expected Life Until Exercise Upon Vesting	2 years
• Dividend Yield	0%

The actual value, if any, that a named executive officer may realize will be based on the difference between the market price of our common stock on the date of exercise and the exercise price. There is no assurance that the actual realized value, if any, will be at or near the value estimated by the Black-Scholes model. The Black-Scholes model is only one method of valuing options, and our use of the model should not be construed as an endorsement of its accuracy.

OPTIONS EXERCISED

This table shows stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at FY-End(#)(1)		FY-End(1)(3)
	Acquired on	Value
Name	Exercise(#)(1)	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Howard G. Phanstiel	—	$—	950,000	1,300,000	$18,876,650	$28,203,800
Bradford A. Bowlus	215,500	2,765,675	707,000	637,500	3,268,800	14,061,900
Gregory W. Scott	75,000	1,180,800	150,000	525,000	3,731,550	12,237,600
Joseph S. Konowiecki	28,000	265,625	597,500	587,500	5,030,085	14,055,085
Jacqueline B. Kosecoff	50,000	693,300	—	230,000	—	4,889,150

(1)	Adjusted to reflect two-for-one stock split in the form of a dividend that was effective January 20, 2004.

(2)	This number is calculated as follows:

	•	using the sale price (or closing market price, as applicable) as the “market price,”

	•	then subtracting the option exercise price from the market price to get the “value realized per share,” and

	•	then multiplying the value realized per share by the number of options exercised.

(3)	This number is calculated by:

•	subtracting the option exercise price from our December 31, 2003 closing market price ($33.80 per share, as reported on the NYSE, after adjusting for the effect of the two-for-one stock split in the form of a stock dividend that was effective January 20, 2004) to get the “average value per option,” and

•	multiplying the average value per option by the number of exercisable and unexercisable options.

The amounts in this column may not represent amounts that will actually be realized by the named executive officers.

EMPLOYMENT AND SEVERANCE AGREEMENTS

We have entered into employment agreements with each of our named executive officers. The agreements entitle the executive officers to base salary, participation in employee benefit programs, reimbursement for business expenses and participation in our annual incentive plan and employee stock option plans. The employment agreements for Messrs. Phanstiel, Bowlus, Scott and Konowiecki and Ms. Kosecoff have three-year terms. The term of the employment agreements for the named executive officers:

•	may be extended if we provide written notice within 60 days prior to the expiration of the term,

•	are automatically extended to two years if a change of ownership or control occurs when less than two years remain, and

•	upon expiration, if we offer the executive officer a new employment agreement and the executive does not accept it, the executive’s continued employment will be without the benefit of a written agreement and any severance benefits will be provided in accordance with our policies and practices.

Upon death, disability, misconduct or written termination by either us or the executive officer, the employment agreements for the effected officer will be terminated. In the event an executive officer is terminated for death, disability, termination without cause or termination following a change of ownership or control of PacifiCare, the agreements provide for severance benefits.

Termination Without Cause. If we terminate the named executive officer without cause (that is, other than for incapacity, disability, habitual neglect or gross misconduct), the employment agreements provide for severance payments in equal installments over the severance period. The severance periods are 36 months for Messrs. Phanstiel, Bowlus and Konowiecki and 24 months for Mr. Scott and Ms. Kosecoff. Severance benefits include the following:

•	multiple of base salary,

•	multiple of historical average incentive plan bonus,

•	continuation of medical, dental and vision coverage,

•	automobile allowance,

•	outplacement and related services, and

•	any other bonus amounts or benefits to which the named executive officer may be entitled under any of our benefit plans.

Additionally, upon termination the named executive officers retain the right to exercise any vested options in accordance with their terms within one-year following the effective date of termination.

As of March 31, 2003, contingent liability for severance payments that we would be required to make for termination without cause under the employment agreements (excluding amounts that may be payable under incentive plans and the value of certain benefits), if termination occurred on that date, would be approximately $7,360,353 to Mr. Phanstiel, $3,420,816 to Mr. Bowlus, $1,995,453 to Mr. Scott, $3,326,470 to Mr. Konowiecki, and $1,738,200 to Ms. Kosecoff.

Noncompetition Arrangements. If, while receiving severance payments following termination, any named executive officer is employed by a competitor, their severance payments will be reduced by an amount equal to the payment received from the competitor.

Termination Within 24 Months of a Change of Control. Under the employment agreements, a change of ownership or control would result from:

•	any transaction that results in a person or group acquiring beneficial ownership of 20% or more of PacifiCare’s voting power,

•	any merger or consolidation including the company in which the stockholders of the company immediately prior to the transaction control less than 50% of the voting power following the transaction,

•	any transaction in which we sell substantially all of our material assets,

•	our dissolution or liquidation, or

•	our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of the Board.

If we terminate the named executive officers within 24 months of a change of control (other than for incapacity, disability, habitual neglect or gross misconduct), the employment agreements provide for lump-sum payment of base salary and specified benefits. The lump-sum payments would include 36 months of benefits for Messrs. Phanstiel, Bowlus, Scott and Konowiecki and Ms. Kosecoff. The lump-sum payments would include the same items described under Termination Without Cause above, plus the following:

•	prorated annual incentive plan bonus for the year in which the change of control occurs, and

•	amounts to cover any excise tax penalties and taxes payable on the additional compensation to cover such excise tax penalties.

Additionally, the named executive officers would receive the right to exercise all unexercised stock options in accordance with their terms, as if all such options were fully vested, within one year of the effective date of termination.

As of March 31, 2004, contingent liability for severance payments that we would be required to make for a change of control under the employment agreements (excluding amounts that may be payable under incentive plans and the value of certain benefits and excluding any excise taxes and gross-up payments that may be payable), if termination occurred as of that date, would be approximately $7,360,353 to Mr. Phanstiel, $3,420,816 to Mr. Bowlus, $2,993,179 to Mr. Scott, $3,326,470 to Mr. Konowiecki, and $2,607,300 to Ms. Kosecoff.

Additionally, the named executive officers’ agreements provide that if they continued to be employed 12 months following the effective date of a change of control, they will be given a 30-day window period during which they may elect to voluntarily terminate their employment with us. If they elect to voluntary terminate their employment during this 30-day window period, they receive:

•	one-half of the lump sum payment they would have received upon our termination of them after a change of control,

•	the right to exercise all vested and unexercised stock options in accordance with their terms within one year of the effective date of termination, and

•	outplacement services.

1997 Premium Priced Stock Option Plan. Upon a change of control (as defined in the employee stock option plan), and if a minimum per-share consideration is paid for the transaction, Mr. Bowlus and Mr. Konowiecki will receive a cash payment for each unexercised premium priced option equal to the difference between (x) 110% of the price per share at which our common stock is sold in the change of control transaction and (y) the exercise price of the premium priced option. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004. If the per-share consideration equals or exceeds $57.50 per share, the executive officers will not receive a cash payment. The exercise price for the premium priced options outstanding is $46.25 per share. The premium priced options expire in October 2007. The maximum cash payments under this program could total approximately $3 million for Mr. Bowlus and $2 million for Mr. Konowiecki.

PENSION PLAN TABLE

We maintain an executive pension plan under which certain named executive officers are eligible to participate. This plan is an unfunded, nonqualified plan. Executives who retire at or after age 62, receive an annual benefit equal to 4% of their highest consecutive three-year average annual base salary and bonus, or Covered Compensation, per year of service with a maximum annual benefit of 50% of Covered Compensation. The compensation considered in determining the pensions payable to the named officers is the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table on page 26. Executives with five years of covered employment may retire at or after age 55. A discount of 3% per year is applied for retirement before age 62. Named executive officers are 100% vested after completing five years of participation. Immediate vesting and unreduced early commencement is granted for any employee terminated within two years following a change in control event.

This table shows the amount of estimated annual retirement benefits that would be accrued at age 62 under our executive pension plan calculated on a life annuity basis. The benefits are not subject to any deduction for Social Security or other offset amounts.

Estimated Annual Benefits

	Years of Credited Service
Covered
Compensation	5	10	15	20

$ 250,000	50,000	100,000	125,000	125,000
500,000	100,000	200,000	250,000	250,000
750,000	150,000	300,000	375,000	375,000
1,000,000	200,000	400,000	500,000	500,000
1,250,000	250,000	500,000	625,000	625,000
1,500,000	300,000	600,000	750,000	750,000
1,750,000	350,000	700,000	875,000	875,000
2,000,000	400,000	800,000	1,000,000	1,000,000

The credited full years of service under the plan as of January 1, 2004 for the eligible named executive officers are seven years for Mr. Phanstiel, two years for Messrs. Bowlus, Scott and Konowiecki and one and one-half years for Ms. Kosecoff.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee of the Board of Directors (the “Committee”) are Lloyd E. Ross (Chairman), Shirley S. Chater, Terry O. Hartshorn, Dominic Ng and David A. Reed. The Committee has furnished the following report on executive compensation. Mr. Ross, Ms. Chater, Mr. Hartshorn and Mr. Ng are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and Mr. Ross, Ms. Chater and Mr. Ng are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. A subcommittee of the Compensation Committee, composed of Mr. Ross, Ms. Chater and Mr. Ng manages compensation issues impacted by Section 16 of the Exchange Act and Section 162(m). Mr. Ng joined the Compensation Committee in 2003.

COMPENSATION PHILOSOPHY FOR EXECUTIVE OFFICERS

Our primary compensation philosophy is that executive compensation should be appropriate, competitive, linked to the creation of long-term stockholder value and effective in attracting, motivating and retaining a strong executive team. We approve all of the policies under which compensation is paid or awarded to our executive officers — the chief executive officer, executive vice presidents and senior vice presidents. We individually review these top executives and every compensation action relating to them. Additionally, we regularly oversee and evaluate the effectiveness of our compensation programs for our executive officers and other key employees.

Generally, we set our executives’ total compensation opportunity at a level that approximates the median of the opportunity provided to executive officers of companies with similar business structure, complexity, size and marketplace orientation. We review compensation practices of our health care peers and similarly sized U.S. companies in determining total executive compensation opportunity. Actual compensation will vary depending on the performance of the individual, PacifiCare, and PacifiCare’s stock price.

We retain the services of a nationally recognized consulting firm that provides independent expertise on executive officer and director compensation matters, and assists us in developing and administering our executive and director compensation programs.

THE COMPONENTS OF EXECUTIVE COMPENSATION

Our compensation program for executives consists of three key elements:

•	Annual base salary

•	Annual incentive compensation (cash bonus)

•	Long-term equity incentives

Annual Base Salary

Executive base salaries are based on periodic evaluation of the executives’ responsibilities, assessment of their performance, and a determination that the salaries remain competitive at the targeted level. We review executive salary data from both the health care industry and other comparably sized companies.

Annual Incentive Compensation

Under our management incentive compensation plan, we set performance objectives each year. Bonuses are paid in the first quarter for prior-year performance, and may be higher or lower than target based on performance. The primary performance objectives at the corporate level are typically measures of stockholder return and financial success. Other corporate objectives may include various financial or measurable non-financial goals. In 2004, quality and customer service measures will be added to the overall evaluation of incentive plan funding. Business unit financial performance objectives may also be established.

For each performance objective, we set minimum, target and maximum goals. At the end of the year, the incentive plan is funded between zero and maximum levels based on actual results. The executives are then awarded a bonus from the incentive plan based on a predetermined percentage of their base salaries. Individual performance also influences individual incentive awards. Awards for top performance may significantly exceed target.

Long-term Equity Incentives

We believe that long-term equity incentives align the personal interests of the executives with stockholder interests. These awards are intended to retain and motivate executives to improve long-term stock performance. There are two key elements to our equity incentive plan:

•	Stock options

•	Restricted stock units

Stock options. In connection with the annual performance cycle, we grant executives nonqualified stock options. Each stock option permits the executive, generally for a period of ten years, to purchase one share of PacifiCare stock from the Company at the market price of PacifiCare stock on the date of grant. Stock options typically become exercisable in equal installments on the anniversary dates of the grants over four years.

Restricted stock units. In 2003, we began to award restricted stock to executives as part of the annual performance cycle to enhance executive stock ownership, assist in retaining key talent and to reduce the use of PacifiCare’s shares. Beginning in 2004, these awards will typically vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. For our executive officers, the awards are subject to a mandatory minimum four-year deferral into restricted stock units. For the chief executive officer and executive vice presidents, at least one-half of the award will be deferred until retirement or termination. These deferral provisions promote stock retention and significant career share holdings.

BASIS FOR CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Phanstiel’s total compensation package is based on his performance relative to his industry peers, and representative of his contributions to increased stockholder value. Our management incentive compensation plan, approved by stockholders in 2003, provides a maximum award for the chief executive officer of one percent of adjusted operating income, as defined by the plan. Once the maximum award is established, we determine the actual award considering many factors such as the executive’s individual performance, and PacifiCare’s performance versus the executive’s predetermined goals. We then use discretion to adjust the maximum award downward, as appropriate.

Since the beginning of his tenure as chief executive officer in December 2000, through December 31, 2003, our stock price has appreciated approximately 350%. Under Mr. Phanstiel’s leadership in 2003, PacifiCare’s stock price appreciated approximately 140%, and PacifiCare exceeded the net income, earnings per share and stockholder return goals we established under the management incentive plan. The pre-established performance criteria also included consideration of such factors as commercial, senior and specialty products profitability and growth. As a result of his overall performance, we paid him a cash bonus of $2,000,000 for his performance in 2003. Mr. Phanstiel continues to elect to defer, until retirement or termination, a substantial portion of that award into stock units as part of our stock unit deferred compensation plan.

Mr. Phanstiel’s annual base salary is $990,000, which has not increased since March 2003. For 2004, Mr. Phanstiel and the named executive officers will not receive base salary merit increases.

Also in recognition of Mr. Phanstiel’s current and expected future leadership and contributions to the success of PacifiCare, we awarded him 83,333 restricted stock units and nonqualified stock options to purchase 250,000 shares of common stock. These awards are subject to the vesting and deferral provisions described above.

Effective March 30, 2004, PacifiCare and Mr. Phanstiel will enter into a new employment agreement. This agreement is described under “Employment and Severance Agreements” on pages 30-32.

KEY EXECUTIVE COMPENSATION ACTIONS

Since our last report to you, we acted on the following key areas in executive compensation:

•	Annual incentive compensation

•	Long-term equity incentives

•	Supplemental executive retirement plan

•	Committee charter

Annual incentive compensation. In January 2004, we approved incentive payments under the 2003 incentive plans based on performance objectives we established at the beginning of 2003. During 2003, PacifiCare’s stock price appreciated approximately 140%, and PacifiCare exceeded the net income, earnings per share and stockholder return goals we established under the management incentive plan. As a result, the plan funded above its target level, and we approved individual executive incentive payments generally above target levels.

Long-term equity incentives. In January 2003, PacifiCare adopted the accounting policy of expensing stock options to respond to investor views that this would improve the transparency of our financial statements. We also announced a change in our long-term equity incentive practices, to include restricted stock units in our executive awards. These restricted stock units replace stock options in part, on a 1:3 basis. We believe this new practice aids us in executive retention, reduces future dilution from stock options, and has reduced share use. The 2004 management grant we approved in January 2004 represented a significant reduction in share use, as a percentage of total shares outstanding, over the 2003 management grant.

Supplemental executive retirement plan. In 2003, we added annual incentive plan bonus to the computation of covered compensation to align our plan with peer and comparably sized company plans.

Committee charter. In 2004, we adopted a new charter that is set forth at Annex E of this proxy statement and published in the governance section of PacifiCare’s web site at www.pacificare.com.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVES

The Board of Directors established minimum stock ownership guidelines for PacifiCare executives in 2002. The Board reviews progress toward the guidelines annually, with the expectation that the guidelines will be met in 2007 or within five years after an executive’s hire date, if they joined PacifiCare after 2002. The ownership requirement for the CEO is PacifiCare stock (including deferred stock units) equal in value to 400% of the CEO’s current annual base salary. Mr. Phanstiel exceeds the ownership guidelines required of the CEO. Executive vice presidents, senior vice presidents and vice presidents are required to own PacifiCare stock equal in value to 200%, 100% and 50% of the annual salary for those positions, respectively.

DEDUCTIBILITY OF COMPENSATION

Section 162(m) limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. The $1 million limitation generally does not apply to compensation based on performance goals or to compensation deferred until retirement if certain requirements are met. The Committee, to the extent appropriate, uses and intends to use performance-based compensation and the deferral mechanism to minimize the effect of these limits. However, we believe that PacifiCare must attract, retain and reward the executive talent necessary to maximize the return to stockholders and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

THE COMPENSATION COMMITTEE:

Lloyd E. Ross, Chairman	February 26, 2004
Shirley S. Chater
Terry O. Hartshorn
Dominic Ng
David A. Reed

AUDIT COMMITTEE REPORT

The Audit and Ethics Committee (the “Committee”) is composed of the four directors named below. Each member of the Committee is an independent director as defined under the listing standards of the NYSE. The Committee operates under a written charter. The Committee held 12 meetings in 2003, and three meetings in 2004 through March 4, 2004. During these meetings, the Committee reviewed and discussed with management and Ernst & Young LLP, or E&Y, the Company’s independent auditors, PacifiCare’s consolidated financial statements and financial reporting process, including the system of internal controls and significant accounting policies applied by PacifiCare. The Committee regularly meets with Deloitte & Touche, LLP, or D&T, PacifiCare’s outsourced internal auditors, and E&Y, with and without management present, to discuss the results of their examinations, evaluations of the Company’s internal controls and the overall quality of PacifiCare’s financial reporting. The Committee also regularly meets with PacifiCare’s Chief Ethics Officer, without management present, to discuss compliance with PacifiCare’s code of business and ethics conduct.

Management has primary responsibility for the financial statements and financial reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of PacifiCare’s financial statements with generally accepted accounting principles. The Committee discussed with the Company’s independent auditors and outsourced internal auditors the scope and plans for their respective audits. The Committee has discussed with E&Y the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). E&Y has provided the Committee with the written disclosures and the letter required by Independence Standards No. 61 (Independence Discussions with Audit Committees), and the Committee discussed with E&Y its independence from PacifiCare and its management. The Committee also considered the nature and scope of the non-audit services provided by E&Y to PacifiCare and the compatibility of these services with E&Y’s independence. In December 2002, the Committee adopted a policy to pre-approve all audit and permitted non-audit services to be performed by PacifiCare’s independent auditors and outsourced internal auditors.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in PacifiCare’s Annual Report on Form 10-K for the year ended December 31, 2003. The Committee also appointed E&Y as PacifiCare’s independent auditors for 2004.

THE AUDIT AND ETHICS COMMITTEE:

Warren E. Pinckert II, Chairman	March 4, 2004
Bradley C. Call
Gary L. Leary
Charles R. Rinehart

INDEPENDENT AUDITOR FEES

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2003 and 2002 by Ernst & Young LLP, the Company’s principal accounting firm.

	December 31,

	2003	2002(1)

	(amounts in thousands)
Audit fees(2)	$3,242	$2,482
Audit related fees(3)	879	519
Tax fees(4)	406	259
All other fees(5)	168	1,261

Total fees	$4,695	$4,521

(1)	Certain 2002 amounts were reclassified to conform to the 2003 presentation. The reclassifications do not have an effect on the total fees for the year ended December 31, 2002.

(2)	Primarily for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries.

(3)	Primarily for services provided in connection with financial statement audits, debt offerings and related filings and advice on various accounting issues.

(4)	Primarily for tax compliance, advice and planning.

(5)	Primarily for various claims related projects and actuarial assistance.

Auditor Fees Approval Policy. In December 2002, the Audit Committee established a formal policy concerning pre-approval of audit and non-audit services performed by PacifiCare’s independent auditors. The policy requires that all audit services and permitted non-audit services to be performed by PacifiCare’s independent auditors must be approved in advance by the Audit Committee. The Audit Committee’s chairman may pre-approve all permitted non-audit service engagements with engagement fees of $50,000 or less, and all routine tax service engagements once the aggregate fees for routine tax service engagements in any year exceeds $100,000. The chairman of the Audit Committee must report, for informational purposes only, any pre-approval decisions made by him to the Audit Committee at its next scheduled meeting. Under the pre-approval policy, the Audit Committee pre-approved 100% of the fees for audit services, 84% of the fees for audit related services, 100% of the fees for tax services and 0% of the fees for all other services provided by Ernst & Young LLP during 2003. The remaining fees paid to Ernst & Young LLP for audit related services of approximately $143,000, or 16%, and all of the fees for all other services of approximately $168,000 were not pre-approved by the Audit Committee in 2003 because these engagements began before the regulations requiring pre-approval of these services were adopted.

FINANCIAL CODE OF ETHICS

Based upon the advice and recommendation of the Audit Committee, the Board adopted a Financial Code of Ethics on February 26, 2004 that applies to our senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The financial code of ethics addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, financial disclosure and reporting, maintenance of books and records and compliance with laws, rules and regulations. The Financial Code of Ethics is attached to this proxy statement as Annex G and is posted on our website at www.pacificare.com.

EXECUTIVE OFFICERS

Name	Age	Title

Howard G. Phanstiel	55	Chairman of the Board and Chief Executive Officer
Bradford A. Bowlus	48	Executive Vice President and President and Chief Executive Officer, PacifiCare Health Plans
Katherine F. Feeny	51	Executive Vice President, Senior Solutions
Sharon D. Garrett	55	Executive Vice President, Enterprise Services
Joseph S. Konowiecki	50	Executive Vice President, General Counsel and Secretary
Jacqueline B. Kosecoff	54	Executive Vice President, Pharmaceutical Services
Gregory W. Scott	50	Executive Vice President and Chief Financial Officer
Peter A. Reynolds	45	Senior Vice President, Corporate Controller

Mr. Phanstiel was appointed Chairman of the Board and Chief Executive Officer in February 2004, after having served as President and Chief Executive Officer since December 2000, and as acting Chief Executive Officer since October 2000. Mr. Phanstiel was appointed Executive Vice President and Chief Financial Officer in July 2000. Prior to that, Mr. Phanstiel was an executive of NetCatalyst from January 2000 to June 2000, Chairman and Chief Executive Officer of ARV Assisted Living, Inc. from 1997 to 1999, and Executive Vice President of Finance and Information Services at WellPoint Health Networks Inc. from 1994 to 1997. Mr. Phanstiel served as a member of the board of directors of Wedbush Morgan Securities from January 2000 through June 2003.

Mr. Bowlus has been Executive Vice President and President and Chief Executive Officer of PacifiCare Health Plans since 1999. Mr. Bowlus was Regional Vice President, Western Region and President and Chief Executive Officer of PacifiCare of California from 1997 to 1999. From 1994 to 1997, Mr. Bowlus served in various capacities for PacifiCare, including President and Chief Executive Officer of PacifiCare of Washington, Inc., President and Chief Executive Officer of PacifiCare Dental and Vice President of PacifiCare of California.

Ms. Feeny was appointed Executive Vice President, Senior Solutions in January 2002. Ms. Feeny was Senior Vice President, Secure Horizons Sales and Marketing from 2000 to January 2002. During 1999, Ms. Feeny was Vice President, Sales and Marketing, Secure Horizons of California, and was Regional Sales Director, Secure Horizons of California from 1995 to 1997. Ms. Feeny joined Secure Horizons of California in November 1993 as Director of Medi-Cal sales.

Ms. Garrett was appointed Executive Vice President, Enterprise Services in December 2002. From 2000 to December 2002, Ms. Garrett provided interim executive management expertise to companies in various industries. Ms. Garrett served as Chief Information Officer of the Walt Disney Company from 1989 to 2000.

Mr. Konowiecki assumed a full-time position as our Executive Vice President, General Counsel and Secretary in January 2002. Mr. Konowiecki has been our Executive Vice President since 1999, General Counsel since 1989, and Secretary since 1993. Mr. Konowiecki was a partner of K & R Law Group LLP (formerly known as Konowiecki & Rank LLP), including a professional corporation, or its predecessor from 1980 to December 2001, and has over 24 years of practice in business, corporate and health care law.

Ms. Kosecoff was appointed Executive Vice President, Pharmaceutical Services in July 2002. Ms. Kosecoff was Founder, President and Chief Operating Officer of Protocare, a firm whose line of business includes the clinical development of drugs, devices, biopharmaceutical and nutritional products and health services consulting, from 1998 to July 2002.

Mr. Scott was appointed Executive Vice President and Chief Financial Officer in January 2001. Mr. Scott was Chief Operating Officer and Chief Financial Officer of Medsite, Inc., an e-commerce and pharmaceutical services company, from 1999 through January 2001. Mr. Scott was Senior Vice President and Chief Financial Officer of Prudential HealthCare Group from 1995 to 1999.

Mr. Reynolds was appointed Senior Vice President, Corporate Controller in October 2002. Mr. Reynolds was Vice President of Finance and Assistant Corporate Controller from December 2001 to 2002. From 1997 to 2001, Mr. Reynolds was Controller of PacifiCare of California.

OTHER INFORMATION

Certain Relationships and Related Transactions

In January 2002, we extended a loan in the amount of $250,000 to Mr. Konowiecki as part of his compensation package for joining us as an employee. The loan bears interest at the Internal Revenue Service mandated rate, and lapses in a series of annual installments over a four-year period that began January 1, 2003. If Mr. Konowiecki is terminated for cause or Mr. Konowiecki terminates his employment for reasons other than death or disability, Mr. Konowiecki will be obligated to repay the outstanding balance of the loan. As of December 31, 2003, $187,500 remained outstanding.

In August 2001, we extended a loan in the amount of $100,000 to Mr. Scott as part of his compensation package for joining us as an executive officer, and relocating to California. The loan bears interest at the Internal Revenue Service mandated rate, and lapses in a series of installments over a four-year period that began January 22, 2002. If Mr. Scott is terminated for cause or Mr. Scott terminates his employment for reasons other than death or disability, Mr. Scott will be obligated to repay the outstanding balance of the loan. As of December 31, 2003, $50,000 remained outstanding.

We have not modified or extended the terms of the loans to Mr. Konowiecki or Mr. Scott.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the Securities Exchange Act of 1934, as amended, the Company’s directors, certain executive and other officers, and any person holding more than 10% of PacifiCare’s common stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission, or SEC, and any exchange or quotation system on which our common stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. Based solely on a review of copies of reports furnished to the Company as filed with the SEC, we believe that our directors and officers have complied with the filing requirements applicable to them for the year ended December 31, 2003, except that one report of a single transaction was not filed on a timely basis for each of Messrs. Call, Hartshorn, Leary, Pinckert, Reed and Ross and Ms. Chater. Once discovered, these oversights were promptly corrected.

Other Matters to Come Before the Annual Meeting

At the time this proxy statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders that would be presented at the 2004 annual meeting. However, the persons acting under proxies in the enclosed proxy card will vote at their discretion on any other matters that may properly come before the meeting.

Procedures for Stockholder Recommendations of Board Nominees and Stockholder Proposals

Communications. Stockholder communications with the Board of Directors should be in writing, addressed to: Joseph S. Konowiecki, Executive Vice President, General Counsel and Secretary, PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, CA 90630, and marked to the attention of the Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of the communications addressed to the Board of Directors as a whole, to the Governance and Nominating Committee. In addition, stockholders interested in communicating directly with the lead independent director or with any other non-management director may do so by writing to PacifiCare at the same address, and marked to the attention of the lead independent director c/o the corporate secretary. The lead independent director will review and distribute all stockholder communications he receives to the intended recipients and/or distribute to the full Board of Directors, as appropriate.

Recommendation and Nominations for Board Candidates. The Governance and Nominating Committee will consider stockholder recommendations for Board of Directors candidates in accordance with the procedures described earlier under the heading “Governance and Nominating Committee.”

In addition, our Bylaws permit stockholders to nominate directors at the annual meeting of stockholders. In order to nominate a director for the 2005 annual meeting, stockholders must notify us by no later than February 19, 2005 and no earlier than January 20, 2005 or, if later, by the 10thday following the first public announcement of the meeting. Such stockholder’s notice shall set forth all information listed in the preceding paragraph. Stockholders are advised to review our Bylaws, which contain additional notice requirements.

Proposals. If you want us to consider including a proposal in our proxy statement next year, you must deliver it to PacifiCare’s Investor Relations department no later than December 21, 2004. Proposals should be submitted in writing to, Investor Relations, P.O. Box 6006, Cypress, California 90630. Stockholders who want to submit proposals that are not to be included in our proxy statement for our 2005 annual meeting must do so by no later than February 19, 2005 and no earlier than January 20, 2005. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements.

Incorporation by Reference

Filings made by PacifiCare with the SEC sometimes “incorporate information by reference.” This means PacifiCare is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on the SEC’s rules, the performance graph on page 24 of this proxy statement and the “Compensation Committee Report” on page 34 and the “Audit Committee Report” on page 38 specifically are not incorporated by reference into any other filings with the SEC.

By order of the Board of Directors

Joseph S. Konowiecki

Executive Vice President,	April 22, 2004

General Counsel and Secretary	Cypress, California

Annex A

PACIFICARE HEALTH SYSTEMS INC.

AMENDED AND RESTATED
2001 EMPLOYEE STOCK PURCHASE PLAN

1.          PURPOSE

        (a)     The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

        (b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

        (c)     The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.          DEFINITIONS

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d)	“Common Stock” means the common stock of the Company.

(e)	“Company” means PacifiCare Health Systems Inc., a Delaware corporation.

(f)	“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)	a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)	a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(g)	“Director” means a member of the Board.

(h)	“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(i)	“Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(j)	“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)	“Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(m)	“Offering” means the grant of Purchase Rights under the Plan to Eligible Employees.

(n)	“Offering Date” means a date selected by the Board for an Offering to commence.

(o)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)	“Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan and who has enrolled in the Plan and applicable Offering in accordance with the provisions of subsection 8(a) herein and the respective Offering.

(q)	“Plan” means this PacifiCare Health Systems Inc. 2001 Employee Stock Purchase Plan.

(r)	“Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(s)	“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

(t)	“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(u)	“Related Corporation” means, with respect to the Company, any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(v)	“Securities Act” means the Securities Act of 1933, as amended.

(w)	“Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.          ADMINISTRATION

        (a)     The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b)    The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (i)     To determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

                (ii)    To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

                (iii)    To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (iv)    To amend the Plan as provided in Section 15.

                (v)     Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        (c)     The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.          SHARES OF COMMON STOCK SUBJECT TO THE PLAN

        (a)     Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate three million seven hundred thousand (3,700,000) shares of Common Stock (representing an initial pool of 2,200,000 shares of Common Stock (as adjusted pursuant to Section 14 hereof to reflect the two-for-one stock split in the form of a dividend that occurred on January 20, 2004) plus an additional 1,500,000 shares of Common Stock authorized for sale by the Board on February 26, 2004, subject to stockholder approval). If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

        (b)    The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.          GRANT OF PURCHASE RIGHTS; OFFERING

        (a)     The Board may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

        (b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.          ELIGIBILITY

        (a)     Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is twenty (20) hours or more per week and more than five (5) months per calendar year.

        (b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

                (i)     the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

                (ii)    the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

                (iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

        (c)     No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

        (d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (e)     Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.          PURCHASE RIGHTS; PURCHASE PRICE

        (a)     On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

        (b)    The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (c)     In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

        (d)    Subject to the provisions of subsection 7(e) herein, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

                (i)     an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

                (ii)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date;

        (e)     Notwithstanding the foregoing, in the event that the exercise of Purchase Rights under an Offering is contingent upon receiving stockholder approval and such stockholder approval is obtained, the purchase price shall not be less than the lesser of:

                (i)     an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the date on which such stockholder approval is obtained; or

                (ii)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.          PARTICIPATION; WITHDRAWAL; TERMINATION

        (a)     An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant’s Earnings (as defined in each Offering) during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

        (b)    At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c)     Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

        (d)    Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

9.          EXERCISE

        (a)     Except as otherwise provided herein, on each Purchase Date during an Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

        (b)    If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

        (c)     No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a

Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

        (d)    Notwithstanding the foregoing, in the event that the exercise of Purchase Rights under an Offering is contingent upon receiving stockholder approval and such stockholder approval is not obtained, no Purchase Rights granted under the Plan or such Offering shall be exercised and all payroll deductions accumulated during the Offering shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.          COVENANTS OF THE COMPANY

        (a)     During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

        (b)    The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.          USE OF PROCEEDS FROM SHARES OF COMMON STOCK

        Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.          RIGHTS AS A STOCKHOLDER

        A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.          DESIGNATION OF BENEFICIARY

        (a)     A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

        (b)    The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.          ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS

        (a)     If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

        (b)    In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.          AMENDMENT OF THE PLAN

        (a)     The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

        (b)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

        (c)     The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.          TERMINATION OR SUSPENSION OF THE PLAN

        (a)     The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.          EFFECTIVE DATE OF PLAN

        The Plan shall become effective as determined by the Board, but, subject to the provisions of subsection 9(d) herein, no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.          MISCELLANEOUS PROVISIONS

        (a)     The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

        The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

Annex B

PACIFICARE HEALTH SYSTEMS, INC.

CORPORATE GOVERNANCE GUIDELINES

The following Corporate Governance Guidelines have been adopted by the Board of Directors (the “Board”) of PacifiCare Health Systems, Inc. (the “Company”) to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view toward enhancing long-term stockholder value. These Corporate Governance Guidelines are not intended to change or interpret any Federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or Bylaws of the Company. These Corporate Governance Guidelines are subject to modification from time to time by the Board.

THE ROLE OF THE BOARD AND MANAGEMENT

The Board oversees the management of the Company and its business and represents the interests of the Company’s stockholders in optimizing long-term value by providing the Company with guidance and strategic oversight. A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the Chairman of the Board or the Chairperson of the appropriate committee in advance of such meeting.

THE BOARD’S GOALS

The Board’s goal is to build long-term value for the Company’s stockholders and to balance the interests of its diverse constituents. To achieve this goal the Board will monitor both the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the principal executive officer, who shall be the highest ranking employee executive of the Company (the “Principal Executive Officer”), and offer him or her constructive advice and feedback. When it is appropriate or necessary, it is the Board’s responsibility to remove the Principal Executive Officer and to select his or her successor.

SELECTION OF THE CHAIRMAN OF THE BOARD

The Board does not require the separation of the offices of the Chairman of the Board and the Principal Executive Officer. The Board shall be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time.

BOARD COMPOSITION, SIZE AND MEMBERSHIP CRITERIA

Size of the Board

The authorized number of directors shall not be more than twelve (12) nor less than five (5), with the actual number of authorized directors within this range to be fixed from time to time by resolution of the Board.

Selection of New Directors

The Board shall be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Governance and Nominating

Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Governance and Nominating Committee shall also consider advice and recommendations from other Board members as it deems appropriate.

Board Membership Criteria

Nominees for director shall be selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Governance and Nominating Committee shall be responsible for assessing the appropriate balance of criteria required of Board members. Each director shall be expected, within 5 years following his or her election to the Board, to own stock in the Company in an amount equal to 5 times his or her annual retainer.

Other Public Company Directorships

A director shall notify the Board in advance of accepting an appointment to sit on the board of directors of another public or other company (or comparable governing body). Although the Company does not have a policy limiting the number of other public company boards or other boards (or comparable governing bodies) upon which a director may sit, the Governance and Nominating Committee shall consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member when formulating its Board membership recommendations.

INDEPENDENCE OF THE BOARD

The Board shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”).

The Board, through its Governance and Nominating Committee, shall review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining director independence.

LEAD INDEPENDENT DIRECTOR

If the Chairman of the Board is not an Independent Director, the Board, upon recommendation of the Governance and Nominating Committee, will designate one of the Independent Directors on the Board to serve as a lead Independent Director (the “Lead Independent Director”). If the Chairman of the Board is an Independent Director then he or she shall serve as Lead Independent Director. The Lead Independent Director shall represent the interests of the Independent Directors, help ensure that Independent Directors are provided with timely and accurate information and, to the extent necessary, ensure that the Board’s guidance is being appropriately followed by the Principal Executive Officer. The Lead Independent Director’s duties will also include, to the extent appropriate, leading the evaluation of the Board with the coordination of the Governance and Nominating Committee, overseeing the Principal Executive Officer with the coordination of the Executive Committee, coordinating the agenda for and leading sessions of the Board’s Independent Directors, and facilitating communications between the other members of the Board. In addition, if the Lead Independent Director is not the Chairman of the Board, he or she shall serve as the Vice Chairman of the Board in the absence of the Chairman of the Board. No director may serve as the Lead Independent Director for more than three consecutive one-year terms.

In performing the duties described above, the Lead Independent Director is expected to consult with the Chairpersons of the appropriate Board committees and solicit their participation.

DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY

Directors who are also employees of the Company are expected to resign from the Board at the same time they leave employment with the Company.

The Board does not believe that non-employee directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board. Promptly following such event, the director must notify the Governance and Nominating Committee, which shall review the continued appropriateness of the affected director remaining on the Board under the circumstances. The affected director is expected to act in accordance with the Governance and Nominating Committee’s recommendation following such review.

RETIREMENT AGE

It is the general policy of the Company that no director having attained the age of 70 years shall be nominated for election, re-election or reappointment to the Board, provided, however, that, directors serving on the Board on January 1, 2004 may be nominated for re-election or reappointment to the Board until he or she attains the age of 75 years. The Board may determine to waive this policy on a case-by-case basis after considering all of the applicable facts and circumstances.

DIRECTOR TENURE

In connection with each director nomination recommendation, the Governance and Nominating Committee shall consider the issue of continuing director tenure and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. An individual director’s renomination is dependent upon such director’s performance evaluation, as well as a suitability review, each to be conducted by the Governance and Nominating Committee in connection with each director nomination recommendation.

BOARD COMPENSATION

A director who is also an officer of the Company shall not receive additional compensation for such service as a director.

The Company believes that compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, options to purchase Company stock or similar compensation. The Compensation Committee will periodically review the level and form of the Company’s director compensation including how such compensation relates to director compensation of companies of comparable size, industry and complexity. Such review will also include a review of both direct and indirect forms of compensation to the Company’s directors, including any charitable contributions by the Company to organizations in which a director is affiliated and consulting or other similar arrangements between the Company and a director. Changes to director compensation will be proposed to the full Board for consideration.

Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Audit and Ethics Committee (the “Audit Committee”) may receive from the Company.

SEPARATE SESSIONS OF NON-MANAGEMENT DIRECTORS

The non-management directors of the Company shall meet in executive session without management on a regularly scheduled basis, but no less than four times a year. The Lead Independent Director shall preside at such executive sessions, or in such director’s absence, another Independent Director designated by the Lead Independent Director shall preside at such executive sessions.

DISCLOSURE OF GOVERNANCE AND NOMINATING COMMITTEE FUNCTIONS AND

COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD

As part of providing stockholders with a means by which to communicate with members of the Board and improving the transparency of Board operations, the Company will include in its proxy materials (or place on its website and disclose the website address in its proxy materials) information as required under the listing standards of the NYSE or under applicable law regarding the operation of the Governance and Nominating Committee, the process by which stockholders can send communications to the Board and, if applicable, to individual directors, and a description of the Company’s policy, if any, with regard to Board members’ attendance at annual meetings and a statement telling the number of Board members who attended the prior year’s annual meeting.

SELF-EVALUATION BY THE BOARD

The Governance and Nominating Committee will sponsor an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee. The assessment should include a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Governance and Nominating Committee will utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to prospective candidates and assignments of Board members to various committees.

STRATEGIC DIRECTION OF THE COMPANY

Normally it is management’s job to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results. However, as a practical matter, the Board and management will be better able to carry out their respective strategic responsibilities if there is an ongoing dialogue among the Principal Executive Officer, other members of top management and other Board members. To facilitate such discussions, members of senior management who are not directors may be invited to participate in Board meetings when appropriate.

BOARD ACCESS TO MANAGEMENT AND OUTSIDE ADVISORS

Board members shall have access to the Company’s management and, as appropriate, to the Company’s outside advisors. Any meetings or contacts that a Board member wishes to initiate should be arranged through the Principal Executive Officer, the Secretary or, under circumstances where it would be appropriate, directly by the Board member. Board members will use judgment to assure that this access is not distracting to the business operations of the Company.

The Board and its committees (consistent with the provisions of their respective charters) have the authority to retain such outside counsel, experts and other advisors as they determine necessary to assist them in the performance of their functions.

ATTENDANCE OF MANAGEMENT PERSONNEL AT BOARD MEETINGS

The Board encourages the Principal Executive Officer to bring members of management from time to time into Board meetings to (i) provide management insight into items being discussed by the Board which involve members of management; (ii) make presentations to the Board on matters which involve members of management; and (iii) bring members of management with significant potential into contact with the Board. Attendance of such management personnel at Board meetings is at the discretion of the Board. Should the Principal Executive Officer desire to add additional members of management as attendees on a regular basis, this should be suggested to the Board for its concurrence.

BOARD INTERACTION WITH INSTITUTIONAL INVESTORS,

ANALYSTS, PRESS AND CUSTOMERS

The Board believes that management should speak for the Company. Each director shall refer all inquiries from institutional investors, analysts, the press or customers to the Principal Executive Officer or his or her designee.

BOARD ORIENTATION AND CONTINUING EDUCATION

The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflict of interest policies, code of business conduct and ethics, corporate governance guidelines, principle officers, internal auditors and independent auditors. Each director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director.

BOARD MEETINGS

Frequency of Meetings

At least one regularly scheduled meeting of the Board shall be held quarterly, and such other meetings shall be held as determined by the Board.

Selection of Agenda Items for Board Meetings

The Chairman of the Board, in consultation with the Lead Independent Director and the Principal Executive Officer, shall prepare a general agenda items to be considered by the Board at each of its specified meetings during the year. Each Board member shall be free to suggest inclusion of items on the agenda as well as free to raise at any Board meeting subjects that are not specifically on the agenda for that meeting.

Board Materials

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

COMMITTEE MATTERS

Number and Names of Board Committees

The Company shall have four standing committees: Audit, Governance and Nominating, Compensation and Executive. The purpose and responsibilities for each of these committees shall be outlined in committee charters adopted by the Board. The Board may want, from time to time, to form a new committee or disband a current committee depending on the circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

Independence of Board Committees

Each of the Audit Committee, the Governance and Nominating Committee and the Compensation Committee shall be composed entirely of Independent Directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee. All other standing Board committees shall be chaired by Independent Directors, and the Executive Committee shall be chaired by the Lead Independent Director.

Assignment and Rotation of Committee Members

The Governance and Nominating Committee shall be responsible for making recommendations to the Board with respect to the assignment of Board members to various committees and the designation of the Lead Independent Director. After reviewing the Governance and Nominating Committee’s recommendations, the Board shall be responsible for appointing the committee chairpersons, members to the committees and the Lead Independent Director on an annual basis or other periodic basis, giving consideration to the timing of the annual stockholders’ meetings.

The Governance and Nominating Committee shall annually review the committee assignments and shall consider the rotation of the chairpersons, members of the committees and the Lead Independent Director with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

LEADERSHIP DEVELOPMENT

Selection of the Principal Executive Officer

The Board, with the assistance of the Executive Committee, shall be responsible for identifying potential candidates for, and selecting, the Company’s Principal Executive Officer. In identifying potential candidates for, and selecting, the Company’s Principal Executive Officer, the Board shall consider, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity and reputation in the business community. Based on these criteria, the Executive Committee shall evaluate the suitability of potential candidates qualified to serve as the Principal Executive Officer and make its recommendations to the Board.

Evaluation of the Principal Executive Officer

The Compensation Committee will provide the Principal Executive Officer with an annual performance review for the prior year. The following steps will be utilized to carry out this review:

•	The Principal Executive Officer will provide the Compensation Committee with a self-evaluation, either orally or in writing, promptly after the end of each fiscal year.

•	The Compensation Committee will use this information to make an assessment of the Principal Executive Officer’s performance for the prior year. The Compensation Committee’s assessment shall take into account:

•	The Company’s performance and the Principal Executive Officer’s contribution to it, both compared to competitors and the Company’s own strategic goals;

•	Achievement of personal goals set by the Principal Executive Officer for the year, as part of his or her self-evaluation; and

•	Other aspects of the Principal Executive Officer’s performance which the Compensation Committee deems relevant.

The Compensation Committee will provide a report of their assessment to the non-management directors in executive session at a Board meeting. After agreement by the non-management directors to the evaluation, the Chairperson of the Compensation Committee and/or the Lead Independent Director will meet with the Principal Executive Officer to discuss the Board’s assessment. The Principal Executive Officer may then take the opportunity to discuss his or her reaction to the evaluation.

Succession Planning

The Board shall plan for the succession to the position of the Principal Executive Officer. To assist the Board, the Principal Executive Officer shall prepare and distribute to the Board an annual report on succession planning for all senior officers of the Company with an assessment of senior officers and their potential to succeed the Principal Executive Officer and other senior management positions. In addition, the Principal Executive Officer shall prepare, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the Company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. The short-term succession plan shall be approved by the Board and shall be in effect until the Board has the opportunity to consider the situation and take action, when necessary.

Management Development

The Board shall from time to time ensure that a satisfactory system is in effect for education, development, and orderly succession of senior and mid-level managers throughout the Company.

Annex C

CHARTER OF THE EXECUTIVE COMMITTEE

OF THE BOARD OF DIRECTORS OF PACIFICARE HEALTH SYSTEMS, INC.

I. PURPOSE OF THE COMMITTEE

      The purposes of the Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of PacifiCare Health Systems, Inc. (the “Company”) shall be to exercise all of the powers and authority of the Board on all matters concerning the management and direction of the business and affairs of the Company which require immediate attention between regularly scheduled meetings of the Board, subject to such limitations as may be imposed from time to time by the Board, applicable law or the Company’s Bylaws. The Committee shall promptly report to all members of the Board any action it may take. The Committee shall perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

II. COMPOSITION OF THE COMMITTEE

      For purposes of this Charter, “Independent Directors” shall be members of the Board who qualify as independent directors under the listing standards of the New York Stock Exchange and the “Lead Independent Director” shall be the Chairman of the Board if the Chairman of the Board is an Independent Director. If the Chairman of the Board is not an Independent Director, then the Board, upon recommendation of the Governance and Nominating Committee, will designate one of the Independent Directors to serve as the Lead Independent Director. The Committee shall be comprised of the Chairperson of each of the standing committees of the Company, the Lead Independent Director and the highest-ranking employee executive of the Company (the “Principal Executive Officer”) if the Principal Executive Officer is a member of the Board. The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders. After considering the recommendations of the Governance and Nominating Committee, the Board shall fill any vacancies on the Committee by a majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet as frequently as the Committee deems necessary to carry out its duties and responsibilities. The Chairperson of the Committee shall be the Lead Independent Director. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

      Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a summary of all actions taken by the Committee at the meeting. The Committee shall keep

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written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. COMMITTEE RESPONSIBILITIES

      The goals and responsibilities listed below are within the authority of the Committee.

      (a)          The Committee has the power and authority of the Board to the full extent permitted by Delaware law. The powers that cannot to be delegated to the Committee under Delaware law are the powers to: (i) approve, adopt or recommend to the stockholders any action or matter expressly required by Delaware law to be submitted to stockholders for approval; and (ii) adopt, amend or repeal any bylaw of the Company.

      (b)          The Committee is not intended to displace the Board. Instead the Committee is to provide timely leadership and oversight at the Company while consulting as much as practical and appropriate with the Board and referring to the Board for ultimate action on material transactions.

      (c)          The Committee is responsible for determining when, how, by and with whom any discussion should be had or actions taken concerning strategic alternatives or any material financial transactions and shall involve management and the Board as it deems appropriate under the circumstances.

      (d)          The Committee is responsible for identifying and evaluating potential candidates qualified to serve as the Principal Executive Officer and making its recommendations to the Board. In evaluating potential candidates, the Committee shall consider, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity and reputation in the business community.

      (e)          The Committee may perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

      In performing their duties pursuant to this Charter, the members of the Committee shall have and exercise a fiduciary obligation to the Company and all its stockholders and shall have such duties of care and loyalty as would attach to the members of the Board in exercising the same or similar duties.

V. EVALUATION OF THE COMMITTEE

      The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      The Committee shall provide a report to the Board as to the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate consultants to assist the Committee in carrying out its responsibilities, including sole authority to approve the fees and other retention terms of such consultants, such fees to be borne by the Company.

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Annex D

CHARTER OF THE AUDIT AND ETHICS COMMITTEE OF THE

BOARD OF DIRECTORS OF PACIFICARE HEALTH SYSTEMS, INC.

I. PURPOSE OF THE COMMITTEE

      The purposes of the Audit and Ethics Committee (the “Committee”) of the Board of Directors (the “Board”) of PacifiCare Health Systems, Inc. (the “Company”) are to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement. The Committee shall also perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate

II. COMPOSITION OF THE COMMITTEE

      The Committee shall be composed entirely of members of the Board who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the SEC pursuant to the Act. Members of the Committee shall also satisfy the necessary standards of independence under any other applicable federal securities laws. Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

      No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

      Each member of the Committee must be “financially literate”, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have “accounting or related financial management expertise”, as the Board interprets such qualification in its business judgement. Further, either (i) at least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a “financial expert”, the Committee shall so inform the Company.

      The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders. After considering the recommendations of the Governance and Nominating Committee, the Board shall fill vacancies on the Committee by a majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the head of the Company’s internal auditing department or other person responsible for the internal audit function and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a summary of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. COMMITTEE RESPONSIBILITIES

      The goals and responsibilities listed below are within the authority of the Committee:

      (a)     Select, in its sole discretion (subject, if applicable, to stockholder ratification), the firm of independent auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

      (b)    Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company’s management). Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

      (c)     Review the performance of the Company’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

      (d)    Obtain at least annually from the Company’s independent auditors and review a report describing:

(i)	the independent auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

      The Committee shall periodically present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

      (e)     Oversee the independence of the Company’s independent auditors by, among other things:

(i)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

(ii)	ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Company’s financials statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Company;

(iii)	ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company’s audit; and

(iv)	considering whether there should be a regular rotation of the Company’s independent auditors;

      (f)     Instruct the Company’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject, if applicable, to stockholder ratification), evaluation and termination of the Company’s independent auditors;

      (g)     Review and accept, if appropriate, the annual audit plan of the Company’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

      (h)    Review the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors;

      (i)     Review with management, the Company’s independent auditors and, if appropriate, the head of the Company’s internal auditing department, the following:

(i)	the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii)	critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company’s financial statements;

(iii)	major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company’s financial statements;

(iv)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(v)	all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(vi)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

      (j)     Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(i)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditors;

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

(iii)	any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

      (k)    Attempt to resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

      (l)     Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii)	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

      (m)    Confirm that the Company’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company’s independent auditors;

      (n)    Review:

(i)	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management of the Company; and

(ii)	the yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company’s annual report;

      (o)     Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

      (p)    Receive periodic reports from the Company’s independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

      (q)     Establish and maintain free and open means of communication between and among the Board, the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

      (r)     Review the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

      (s)     Establish clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

      (t)     Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

      (u)    Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

      (v)     Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

      (w)    Review the Company’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management. The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

      (x)     Review the Company’s program to monitor compliance with the Company’s code of business and ethics conduct, and meet periodically with the Company’s compliance officer for such codes of conduct to discuss compliance therewith;

      (y)     Obtain from the Company’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

      (z)     Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

      (aa)   Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company; and

      (bb)   Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

V. EVALUATION OF THE COMMITTEE

      The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      The Committee shall provide a report to the Board as to the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate consultants to assist the Committee in carrying out its responsibilities, including sole authority to approve the fees and other retention terms of such consultants, such fees to be borne by the Company.

      While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

Annex E

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF PACIFICARE HEALTH SYSTEMS, INC.

I. PURPOSE OF THE COMMITTEE

      The purposes of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of PacifiCare Health Systems, Inc. (the “Company”) shall be (i) to provide general oversight regarding the overall strategy, goals and objectives of the Company’s broad-based employee compensation and benefit plans and practices; (ii) to provide specific oversight regarding the strategy, goals and objectives of the Company’s compensation and benefit plans applicable to Senior Executives (as defined in Section IV.A.3 below) and ERISA-qualified employee benefit plans; and (iii) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations. The Committee shall perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

II. COMPOSITION OF THE COMMITTEE

      The Committee shall be composed entirely of members of the Board who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”). Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall satisfy any other necessary standards of independence under the federal securities and tax laws. Alternatively, in lieu of having all Committee members so qualified, the Committee may establish an appropriately qualified sub-committee of the Committee in accordance with Article III composed of members who qualify as both “non-employee directors” and “outside directors” to take action on all matters that are likely to be subject to Section 16 of the Exchange Act, or Section 162(m) of the Code.

      The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders. After considering the recommendations of the Governance and Nominating Committee, the Board shall fill any vacancies on the Committee by a majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet as frequently as it deems necessary to carry out its duties and responsibilities. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

      Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a summary of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. COMMITTEE RESPONSIBILITIES

      The goals and responsibilities listed below are within the authority of the Committee.

A. Senior Executive Compensation and Benefits

      The Committee shall have the following goals and responsibilities with respect to the Company’s Senior Executive (as defined in Section IV.A.3 below) compensation and benefit plans:

1.	To periodically review the Company’s Senior Executive compensation and benefit plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, Senior Executive compensation and benefit plans.

2.	To evaluate annually the performance of the principal executive officer, who shall be the highest ranking employee executive of the Company (the “Principal Executive Officer”), in light of the goals and objectives of the Company’s executive compensation and benefit plans, and set his or her compensation level based on this evaluation. In determining the long-term incentive component of the Principal Executive Officer’s compensation, the Committee shall consider all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to principal executive officers of comparable companies, and the awards given to the Principal Executive Officer of the Company in past years. The Committee shall solicit input from the full Board and provide a report to the Board as to the results of its evaluation.

3.	To review and approve the compensation and benefits, including perquisites, of the named executive officers in the annual proxy statement (the “NEOs”) and to review the Principal Executive Officer’s recommendations with respect to compensation and benefits, including perquisites, for those executives not included in the NEOs who are (i) the top executive for a strategic business or (ii) at the level of Senior Vice President or above (collectively, the “Senior Executives”).

4.	To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.

5.	To review and approve any severance or termination arrangements to be made with any Senior Executive of the Company.

6.	To perform such duties and responsibilities as may be assigned to the Committee under the terms of any Senior Executive compensation or benefit plan.

7.	To produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.

B. Senior Executive Incentive-Compensation and Equity-Based Plans

      The Committee shall have the following responsibilities with respect to the Company’s Senior Executive incentive-compensation and equity-based plans:

1.	To periodically review the Company’s Senior Executive incentive-compensation and equity-based plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, Senior Executive incentive compensation and equity-based plans.

2.	To review all Senior Executive equity-compensation plans that are not subject to stockholder approval under the listing standards of the NYSE, and to approve such plans in its sole discretion, subject to Board approval to the extent necessary.

3.	To perform such duties and responsibilities as may be assigned to the Committee under the terms of any management incentive-compensation or equity-based plan.

C. General Compensation and Employee Benefit Plans and Other Duties

      The Committee shall have the following responsibilities with respect to the Company’s broad-based compensation and employee benefit plans:

1.	To periodically review, on a general policy-level basis, the Company’s various broad-based compensation plans and other employee benefit plans and, if the Committee deems it appropriate, adopt, or recommend to the Board or the Company the adoption of, new, or the amendment of existing, broad-based compensation and other employee benefit plans.

2.	To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of its general compensation plans and other employee benefit plans.

3.	To review, periodically, reports received from the Principal Executive Officer regarding (i) development of senior management and (ii) a succession plan for the position of Principal Executive Officer, and to deliver to the Board a report setting forth the results of such reviews.

V. EVALUATION OF THE COMMITTEE

      The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      The Committee shall provide a report to the Board as to the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company.

Annex F

CHARTER OF THE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF PACIFICARE HEALTH SYSTEMS, INC.

I. PURPOSE OF THE COMMITTEE

      The purposes of the Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of PacifiCare Health Systems, Inc. (the “Company”) shall be to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; to oversee the evaluation of the Board and the Company’s management; and to perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

II. COMPOSITION OF THE COMMITTEE

      The Committee shall be composed entirely of members of the Board who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”). The “Lead Independent Director” shall either be the Chairman of the Board, if the Chairman is an Independent Director, or one of the Independent Directors as designated by the Board, upon the recommendation of the Committee. The Lead Independent Director shall be a member of the Committee.

      The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders. After considering the recommendations of the Committee, the Board shall fill any vacancies on the Committee by a majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet as frequently as the Committee deems necessary to carry out its duties and responsibilities. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

      Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a summary of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. COMMITTEE RESPONSIBILITIES

      The goals and responsibilities listed below are within the authority of the Committee.

A. Board Candidates and Nominees

      The Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

1.	To establish procedures for evaluating the suitability of potential director nominees proposed by management or stockholders.

2.	To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the Board’s criteria for selecting new directors. Such criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

3.	To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

4.	To periodically develop and recommend to the Board for approval, a succession plan for members of the Board.

B. Board Composition and Procedures

      The Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

1.	To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of Independent Directors required by the NYSE.

2.	To review periodically the size of the Board and to recommend to the Board any appropriate changes.

3.	To make recommendations on the frequency and structure of Board meetings.

4.	To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company corporate governance guidelines.

C. Board Committees

      The following shall be the goals and responsibilities of the Committee with respect to the committee structure of the Board:

1.	To make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

2.	To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

3.	To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

4.	To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D. Corporate Governance

      The following shall be the goals and responsibilities of the Committee with respect to corporate governance:

1.	To develop and recommend to the Board a set of corporate governance guidelines for the Company, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance guidelines developed and recommended by the Committee shall address the following:

i.	Director qualification standards. The qualification standards established by the Committee must reflect at a minimum the independence requirements of the NYSE. The Committee may also develop policies regarding director tenure, retirement, removal and succession, and shall consider whether it is in the best interest of the Company to limit the number of corporate boards on which a director may serve.

ii.	Director responsibilities.

iii.	Director access to management and, as necessary and appropriate, independent advisors.

iv.	Director orientation and continuing education.

2.	To review periodically, and at least annually, the corporate governance guidelines adopted by the Board to assure that they are appropriate for the Company, and to recommend any desirable changes to the Board.

3.	To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

E. Evaluation of the Board

      The Committee shall, on an annual basis, be responsible for overseeing the evaluation of each Board member and the Board as a whole. The Committee shall establish procedures to allow it to exercise this oversight function. The Committee shall provide to the Board a report as to the results of its evaluation, including any recommended changes to the Company’s or the Board’s policies or procedures.

V. EVALUATION OF THE COMMITTEE

      The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      The Committee shall provide to the Board a report as to the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

Annex G

FINANCIAL CODE OF ETHICS OF PACIFICARE HEALTH SYSTEMS, INC.

PacifiCare is committed to full and accurate financial disclosure in compliance with applicable laws, rules and regulations and to maintaining our books and records in accordance with applicable accounting policies, laws, rules and regulations. This Financial Code of Ethics (this “Code”) applies to our Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions (together, “Financial Professionals”). This Code sets forth specific policies to guide PacifiCare’s Financial Professionals in the performance of their duties.

Although this Code addresses conduct that is particularly important to proper dealings with the people and entities with whom Financial Professionals interact, it cannot possibly describe every honest and ethical practice or principle related to financial reporting and accounting or the maintenance of corporate books and records. As an employee of PacifiCare, this Code reflects only one of many policies to which you are subject. Some of PacifiCare’s other employee policies, including those described in the Employee Handbook, the Business Conduct Guidelines and the Insider Trading Policy, provide further guidance on and amplify this Code. In addition to compliance under those policies, you are separately bound by this Code and if you violate this Code, you may be subject to disciplinary action.

Waivers of this Code may be made only by PacifiCare’s Board of Directors or a committee of the Board of the Directors and will be disclosed in accordance with applicable law.

All Financial Professionals shall adhere to, and advocate, the following general principles:

•	Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

•	Provide full, fair, accurate, timely and understandable public disclosure, in reports and documents filed with, or submitted, to the Securities and Exchange Commission and in other public communications made by PacifiCare;

•	Take all reasonable measures to protect the confidentiality of non-public information about PacifiCare, our subsidiaries, our members, our providers and other contracting parties to whom we have an obligation of confidentiality obtained or created in connection with our financial activities and to prevent the unauthorized disclosure of such information unless required by applicable law, regulation, legal or regulatory process;

•	Comply with applicable governmental rules and regulations and other appropriate private and public regulatory agencies; and

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or failing to disclose material facts known to you or allowing your independent judgment to be subordinated.

In addition, the integrity of our records and public disclosure depends on the validity, accuracy and completeness of the information supporting the entries to our books of account. Therefore, our corporate and business records should be completed accurately and honestly, and the making of false or misleading entries is strictly prohibited. Our records serve as a basis for managing our business and are important in meeting our obligations to stockholders, members, providers, suppliers, creditors, employees and others with whom we do business. As a result, it is important that our books, accounts and other records accurately and fairly reflect, in reasonable detail, our assets, liabilities, revenues, costs and expenses, as well as all transactions and changes in assets and liabilities.

G-1

All Financial Professionals shall also adhere to and advocate the following principles:

•	No Financial Professional may take or authorize any action that would cause our financial records or financial disclosure to fail to comply with generally accepted accounting principles, the rules and regulations of the SEC or other applicable laws, rules and regulations;

•	All Financial Professionals must cooperate fully with our accounting department, as well as our independent public accountants and outside legal counsel, respond to their questions with candor and provide them with complete and accurate information to help ensure that our books and records, as well as our reports filed with the SEC, are accurate and complete; and

•	No Financial Professional shall knowingly make (or cause or encourage any other person to make) any false or misleading statement in any of our reports filed with the SEC or knowingly omit (or cause or encourage any other person to omit) any information necessary to make the disclosure in any of our reports accurate in all material respects; and

•	No Financial Professional or any person acting under the direction of any Financial Professional shall directly or indirectly take any action to fraudulently influence, coerce, manipulate or mislead any independent public accountant or internal auditor engaged in the performance of an audit or review of financial statements of PacifiCare or its subsidiaries.

Each Financial Professional shall bring to the attention of the Audit and Ethics Committee any information he or she may have concerning:

•	Significant deficiencies in the design or operation of internal controls that could adversely affect PacifiCare’s ability to record, process, summarize and report financial data; or

•	Any fraud, whether or not material, that involves any Financial Professional or any other employees who have a role in PacifiCare’s financial reporting, disclosures or internal controls.

Each Financial Professional shall promptly bring to the attention of the General Counsel and/or the Audit and Ethics Committee any information he or she may have concerning violations of this Code or evidence of material violations of securities or other applicable laws, rules or regulations. PacifiCare’s non-retaliation policy applies to persons who in good faith report a violation or suspected violation of this Code.

This Financial Code of Ethics is a statement of fundamental principles and key policies and procedures that govern PacifiCare’s Financial Professionals in the conduct of PacifiCare’s business. It is not intended to and does not constitute an employment contract or assurance of continued employment. This Code does not create any rights in any employee, member, provider, supplier, competitor, stockholder, creditor or any other person or entity.

Failure to observe the terms of the Financial Code of Ethics may result in disciplinary action, including termination of employment. Violations of this Code may also constitute violations of federal securities laws and regulations which may result in civil and criminal penalties.

G-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PACIFICARE HEALTH SYSTEMS, INC.

     The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. Howard G. Phanstiel and David A. Reed, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of PacifiCare common stock held of record by the undersigned on March 31, 2004, at the 2004 Annual Meeting of Stockholders to be held on May 20, 2004, or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

– FOLD AND DETACH HERE –

You can now access your PacifiCare Health Systems, Inc. account online.

Access your PacifiCare Health Systems, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for PacifiCare Health Systems, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1.	Election of Directors ☐	☐
Nominees:
	01 Aida Alvarez	02 Bradley C. Call
	03 Terry O. Hartshorn	04 Dominic Ng
	05 Howard G. Phanstiel	06 Warren E. Pinckert II
	07 David A. Reed	08 Charles R. Rinehart
	09 Linda Rosenstock	10 Lloyd E. Ross

Instruction: To withhold authority to vote for any individual nominee, strike out that nominee’s name in the list above.

		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment and Restatement of the Employee Stock Purchase Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of Selection of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

If you plan to attend the Annual Meeting, please check here	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

PLEASE MARK, SIGN AND DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF THIS PROXY CARD IS PROPERLY EXECUTED, THE PROXIES WILL VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. ALL PROPOSALS WERE SUBMITTED BY PACIFICARE HEALTH SYSTEMS, INC.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

– FOLD AND DETACH HERE –

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/phs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.pacificare.com

PROXY

VOTING INSTRUCTIONS TO TRUSTEE
FOR THE ANNUAL MEETING OF STOCKHOLDERS — MAY 20, 2004

     THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN THE PACIFICARE HEALTH SYSTEMS, INC. SAVINGS AND PROFIT-SHARING PLAN WHO HAVE RIGHTS IN PACIFICARE COMMON STOCK

     The undersigned participant in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan or 401(k) Plan hereby instructs Wells Fargo Bank, as Trustee, to vote all shares of PacifiCare common stock allocated to the accounts of the undersigned under the 401(k) Plan, and to act in the discretion upon such other business as may properly come before, and to represent the undersigned at, the Annual Meeting of Stockholders of the Company to be held on May 20, 2004, or any adjournment or postponement thereof.

     PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO 401(k) PLAN PARTICIPANTS BEFORE COMPLETING AND MAILING THIS CARD.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

– FOLD AND DETACH HERE –

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1.	Election of Directors ☐	☐
Nominees:
	01 Aida Alvarez	02 Bradley C. Call
	03 Terry O. Hartshorn	04 Dominic Ng
	05 Howard G. Phanstiel	06 Warren E. Pinckert II
	07 David A. Reed	08 Charles R. Rinehart
	09 Linda Rosenstock	10 Lloyd E. Ross

Instruction: To withhold authority to vote for any individual nominee, strike out that nominee’s name in the list above.

		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment and Restatement of the Employee Stock Purchase Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of Selection of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

If you plan to attend the Annual Meeting, please check here	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

PLEASE MARK, SIGN AND DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF THIS PROXY CARD IS PROPERLY EXECUTED, THE PROXIES WILL VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. ALL PROPOSALS WERE SUBMITTED BY PACIFICARE HEALTH SYSTEMS, INC.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

– FOLD AND DETACH HERE –

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/phs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.pacificare.com